Exhibit 10.1
MASTER BOTTLE CONTRACT
     THIS AGREEMENT, (this “Agreement”) effective as of January 27, 1989 is made and entered into by and between THE COCA-COLA COMPANY, a corporation organized and existing under the laws of the State of Delaware having its principal place of business in Atlanta, Georgia (the “Company”), and COCA-COLA BOTTLING CO. CONSOLIDATED, a corporation organized and existing under the laws of the State of DELAWARE having its principal place of business in CHARLOTTE, NORTH CAROLINA (the “Bottler”).
WITNESSETH
WHEREAS
     A      The Company manufactures and sells, or authorizes others to manufacture and sell, the soft drinks identified on Schedule A (as modified from time to time under paragraphs 21 and 22, the “Beverages”), the concentrates for the Beverages (the “Concentrates”), and the syrups prepared from the Concentrates (the “Syrups”), the formulas for all of which constitute trade secrets owned by the Company,
     B      The Company is the owner of the trademarks identified on Schedule B (together with such other trademarks as may be authorized by the Company from time to time for current use by the Bottler under this Agreement, the “Trademarks”), which, among other things, identify and distinguish the Concentrates, the Syrups and the Beverages,
     C      The primary business of the Bottler is to act as a bottler of the Beverages, either directly pursuant to certain agreements with the Company, all of which are identified on Schedule C (collectively, together with all amendments thereto, the “Existing Bottle Contracts”), or indirectly through one or more persons controlling, controlled by or under common control with the Bottler (the “Bottler Affiliates”),
     D      The reputation of the Beverages as being of consistently superior quality has been a major factor in stimulating and sustaining demand for the Beverages, and special technical skill and constant diligence on the part of the Bottler and the Company are required in order for the Beverages to maintain the excellence that consumers expect, and
     E      Conditions affecting the production, sale and distribution of Beverages have changed since the Company and the Bottler, or its predecessors-in-interest, entered into the Existing Bottle Contracts, and, as a consequence, the Company and the Bottler desire to amend the Existing Bottle Contracts, the terms of the Existing Bottle Contracts, as so amended, being restated in the form of this Agreement.

     NOW THEREFORE, for and in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Bottler agree as follows.
ARTICLE I
The Authorization
     1      The Company authorizes the Bottler, and the Bottler undertakes, to manufacture and package the Beverages and to distribute and sell the Beverages only in Authorized Containers, as hereinafter defined, under the Trademarks in and throughout the territory described on Schedule D (together with any territories added under paragraph 31, and subject to the possible elimination of subterritories under paragraph 29, the “Territory”).
     2      The Company will, from time to time, in its discretion, approve containers of certain types, sizes, shapes and other distinguishing characteristics (collectively, subject to any additions, deletions and modifications by the Company, the “Authorized Containers”). A list of Authorized Containers for each Beverage will be provided by the Company to the Bottler, which list may be amended by the Company from time to time by additions, deletions or modifications. The Bottler is authorized to use only Authorized Containers in the manufacture, distribution and sale of the Beverages. The Company reserves the right to withdraw from time to time its approval of any of the Authorized Containers upon six (6) months notice to the Bottler, and, in such event, the repurchase provisions of subparagraph 28(e) shall apply to containers so disapproved that are owned by the Bottler. The Company will exercise its right to approve, and to withdraw its approval of, specific Authorized Containers in good faith so as to permit the Bottler to continue to satisfy the demand in the Territory as a whole for Beverages in containers of the nature identified on Schedule E.
ARTICLE II
Exclusive Authorization
     3      The Company appoints the Bottler as its sole and exclusive purchaser of the Concentrates and Syrups for the purpose of manufacture, packaging and distribution of the Beverages under the Trademarks in Authorized Containers for sale in the Territory.
     4      The Company agrees not to authorize any other party whatsoever to use the Trademarks on Beverages in Authorized Containers, or any other containers of the nature identified on Schedule E, for purposes of resale in the Territory.
     5      The Bottler shall purchase its entire requirements of Concentrates and Syrups exclusively from the Company and shall not use any other syrup, beverage base, concentrate or other ingredient in the Beverages than as specified by the Company.

ARTICLE III
Obligations of Bottler Relating to Trademarks and Other Matters
     6      The Bottler acknowledges that the Company is the sole and exclusive owner of the Trademarks, and the Bottler agrees not to question or dispute the validity of the Trademarks or their exclusive ownership by the Company. By this Agreement, the Company extends to the Bottler only (i) a nonexclusive license to use the trademark “Coca-Cola” as part of the corporate name of the Bottler; and (ii) an exclusive license to use the Trademarks solely in connection with the manufacture, packaging, distribution, and sale of the Beverages in Authorized Containers in the Territory subject to the rights reserved to the Company under this Agreement. Nothing herein, nor any act or failure to act by the Bottler or the Company, shall give the Bottler any proprietary or ownership interest of any kind in the Trademarks or in the goodwill associated therewith.
     7      The Bottler agrees during the term of this Agreement and in accordance with any requirements imposed upon the Bottler under applicable laws:
     (a)      Not to produce, manufacture, package, sell, deal in or otherwise use or handle any “Cola Product” (herein defined to mean any soft drink beverage which is generally marketed as a cola product or which is generally perceived as being a cola product) other than a soft drink manufactured, packaged, distributed or sold by the Bottler under authority of the Company,
     (b)      Not to manufacture, package, sell, deal in or otherwise use or handle any concentrate, beverage base, syrup, beverage or any other product which is likely to be confused with, or passed off for, any of the Concentrates, Syrups or Beverages,
     (c)      Not to manufacture, package, sell, deal in or otherwise use or handle any product under any trade dress or in any container that is an imitation of a trade dress or container in which the Company claims a proprietary interest or which is likely to be confused or cause confusion or be confusingly similar to or be passed off as such trade dress or container,
     (d)      Not to manufacture, package, sell, deal in or otherwise use or handle any product under any trademark or other designation that is an imitation, counterfeit, copy or infringement of, or confusingly similar to, any of the Trademarks, and
     (e)      Not to acquire or hold, directly or indirectly, any ownership interest in, or enter into any contract or arrangement with respect to the management or control of, any person within or without the Territory that engages in any of the activities prohibited under subparagraphs (a), (b), (c) or (d) of this paragraph 7.

ARTICLE IV
Obligations of Bottler Relating to Manufacture and Packaging of the Beverages
8      (a)      The Bottler represents and warrants that the Bottler possesses, or will possess, in the Territory, prior to the manufacture, packaging and distribution of the Beverages, and will maintain during the term of this Agreement, such plant or plants, machinery and equipment, trained staff, and distribution and vending facilities as are capable of manufacturing, packaging and distributing the Beverages in Authorized Containers in accordance with this Agreement, in compliance with all applicable governmental and administrative requirements, and in sufficient quantities to satisfy fully the demand for the Beverages in Authorized Containers in the Territory.
     (b)      The Company and the Bottler acknowledge that each is or may become a party to one or more agreements authorizing a bottler or other Company-authorized entity to produce Beverages for sale by another bottler. Such agreements include, but are not limited to (i) agreements permitting bottlers, subject to certain conditions, to commence or continue to manufacture the Beverages for other bottlers, and (ii) agreements pursuant to which bottlers may have the Beverages manufactured for them by other Company-authorized entities. It is hereby agreed that the Company shall not unreasonably withhold (i) any consents required by such agreements, or (ii) approval of Bottler’s participation in such agreements. All such existing agreements shall remain in full force and effect in accordance with their terms.
     9      The Bottler recognizes that increases in the demand for the Beverages, as well as changes in the list of Authorized Containers, may, from time to time, require adaptation of its existing manufacturing, packaging or delivery equipment or the purchase of additional manufacturing, packaging and delivery equipment. The Bottler agrees to make such modifications and adaptations as necessary and to purchase and install such equipment, in time to permit the introduction and manufacture, packaging and delivery of sufficient quantities of the Beverages in the Authorized Containers, to satisfy fully the demand for the Beverages in Authorized Containers in the Territory.
     10      The Bottler warrants that the handling and storage of the Concentrates, the manufacture, handling and storage of the Syrups, and the manufacture, handling, storage and packaging of the Beverages shall be accomplished in accordance with the Company’s quality control and sanitation standards, as reasonably established by the Company and communicated to the Bottler from time to time, and shall, in any event, conform with all food, labeling, health, packaging and other relevant laws and regulations applicable in the Territory.
     11      The Bottler, in accordance with such instructions as may be given from time to time by the Company, shall submit to the Company, at the Bottler’s expense, samples of the Syrups, the Beverages and the raw materials used in the manufacture of the Syrups and the Beverages. The Bottler shall permit representatives of the Company to have access to the premises of the Bottler during ordinary business hours to inspect the plant, equipment and methods used by the Bottler in order to ascertain whether the Bottler is complying with the instructions and standards prescribed for the manufacturing, handling, storage and packaging of the Beverages.
12      (a)      For the packaging, distribution and sale of the Beverages, the Bottler shall use only such Authorized Containers, closures, cases, cartons and other packages and labels as shall be authorized from time to time by the Company for the Bottler and shall purchase such items only from manufacturers approved by the Company, which approval shall not be unreasonably withheld. The Company shall approve three or more manufacturers of such items, if in the reasonable opinion of the Company, there are three or more manufacturers who are capable of producing such items to be fully suitable for the purpose intended and in accordance with the high quality standards and image of excellence of the Trademarks and the Beverages. Such approval by the Company does not relieve the Bottler of the Bottler’s independent responsibility to assure that the Authorized Containers, closures, cases, cartons and other packages and labels purchased by the Bottler are suitable for the purpose intended, and in accordance with the good reputation and image of excellence of the Trademarks and Beverages.
     (b)      The Bottler shall maintain at all times a stock of Authorized Containers, closures, labels, cases, cartons and other essential related materials bearing the Trademarks, sufficient to satisfy fully the demand for Beverages in Authorized Containers in the Territory, and the Bottler shall not use or permit the use of Authorized Containers, or such closures, labels, cases, cartons and other materials, if they bear the Trademarks or contain any Beverages, for any purpose other than the packaging and distribution of the Beverages. The Bottler further agrees not to refill or otherwise reuse nonreturnable containers.
     13      If the Company determines the existence of quality or technical difficulties with any Beverage, or any package used for such product, the Company shall have the right, immediately and at its sole option, to withdraw such product or any such package from the market. The Company shall notify the Bottler in writing of such withdrawal, and the Bottler shall, upon receipt of notice, immediately cease distribution of such product or such package therefor. If so directed by the Company, the Bottler shall recall and reacquire the product or package involved from any purchaser thereof. If any recall of any product or any of the packages used therefor is caused by (i) quality or technical defects in the Syrup, Concentrate or other materials prepared by the Company from which the product involved was prepared by the Bottler, or (ii) quality or technical defects in the Company’s designs and design specifications of packages which it has imposed on the Bottler or the Bottler’s third party suppliers if such designs and specifications were negligently established by the Company (and specifically excluding designs and specifications of other parties and the failure of other parties to manufacture packages in strict conformity with the designs and specifications of the Company), the Company shall reimburse the Bottler for the Bottler’s total expenses incident to such recall. Conversely, if any recall is caused by the Bottler’s failure to comply with instructions, quality control procedures or specifications for the preparation, packaging and distribution of the product involved, the Bottler shall bear its total expenses of such recall and reimburse the Company for the Company’s total expenses incident to such recall.

ARTICLE V
Conditions of Purchase and Sale
14      (a)      The Company reserves the right to establish and to revise at any time, in its sole discretion, the price of any of the Concentrates or Syrups, the terms of payment, and the other terms and conditions of supply, any such revision to be effective immediately upon notice to the Bottler. If Bottler rejects a change in price or the other terms and conditions contained in any such notice, then the Bottler shall so notify the Company within thirty (30) days of receipt of the Company’s notice, and this Agreement will terminate ninety (90) days after the date or such notification by the Bottler, without further liability of the Company or the Bottler. The change in price or other terms and conditions so rejected by the Bottler shall not apply to purchases of such Concentrate or Syrup by the Bottler during such ninety (90) day period preceding termination. Failure by the Bottler to notify the Company of its rejection of the changes in price or such other terms and conditions shall be deemed acceptance thereof by the Bottler.
     (b)      The Company shall sell to the Bottler, upon Bottler’s request, either Syrup or Concentrate, provided, however, that once the Bottler or any Bottler Affiliate has elected to purchase Concentrate for any Company soft drink, the Company shall no longer be obligated to supply Syrup to the Bottler, and provided further that any such election by the Bottler or by any Bottler Affiliate to purchase Concentrate shall be with respect to all Company soft drinks.
     15      The Bottler shall purchase from the Company only such quantities of the Concentrates or Syrups as shall be necessary and sufficient to carry out the Bottler’s obligations under this Agreement. The Bottler shall use the Concentrates exclusively for its manufacture of the Syrups and shall use the Syrups exclusively for its manufacture of the Beverages. The Bottler shall not sell or otherwise transfer any Concentrate or Syrup or permit the same to get into the hands of third parties.
16      (a)      The Bottler agrees not to distribute or sell any Beverage outside the Territory. The Bottler shall not sell any Beverage to any person (other than another bottler pursuant to subparagraph 8(b)) under circumstances where Bottler knows or should know that such person will redistribute the Beverage for ultimate sale outside the Territory. If any Beverage distributed by the Bottler is found outside of the Territory, Bottler shall be deemed to have transshipped such Beverage and shall be deemed to be a “Transshipping Bottler” for purposes hereof, provided, however, that if the Offended Bottler has not agreed to terms substantially similar to this subparagraph 16(a) with respect to the transshipment of Beverages, Bottler shall only be deemed to have transshipped such Beverage if Bottler knew or should have known that the purchaser would redistribute the Beverage outside of the Territory prior to ultimate sale. For purposes of this Agreement, “Offended Bottler” shall mean a bottler in any territory into which any Beverage is transshipped.
     (b)      In addition to all other remedies the Company may have against any Transshipping Bottler for violation of this paragraph 16, the Company may impose upon any Transshipping Bottler a charge for each case of Beverage transshipped by such bottler. The per-case amount of such charge shall be determined by the Company in its sole discretion and may be an amount not to exceed three times the Offended Bottler’s most current average gross margin per case of the Beverage transshipped, as reasonably estimated by the Company. If the Offended Bottler does not sell the Beverage that has been transshipped, the Company may make the foregoing estimate on the basis of what it considers a comparable product. The Company and the Bottler agree that the amount of such charge shall be deemed to reflect the damages to the Company, the Offended Bottler and the bottling system. The Company shall forward to the Offended Bottler, upon receipt from the Transshipping Bottler, not less than an amount per case which approximates the Offended Bottler’s most current average gross margin per case of the Beverage transshipped. If the Company or its agent recalls any Beverage which has been transshipped, the Transshipping Bottler shall, in addition to any other obligation it may have hereunder, reimburse the Company for its costs of purchasing, transporting and/or destroying such Beverage.
ARTICLE VI
Obligations of the Bottler Relating to the
Marketing of the Beverages, Financial Capacity and Planning
     17      The continuing responsibility to develop and stimulate and satisfy fully the demand for the Beverages in Authorized Containers within the Territory rests upon the Bottler. The Bottler agrees to use all approved means as may be reasonably necessary to meet this responsibility.
     18      The parties agree that to develop and stimulate demand for the Beverages in Authorized Containers advertising and other forms of marketing activities are required. Therefore, the Bottler will spend such funds in advertising and marketing the Beverages as may be reasonably required to stimulate, as well as maintain, demand for the Beverages in Authorized Containers in the Territory. The Bottler shall fully cooperate in and vigorously promote all cooperative advertising and sales promotion programs and campaigns that may be reasonably established by the Company for the Territory. The Bottler will use and publish only such advertising, promotional materials or other items bearing the Trademarks relating to the Beverages as the Company has approved and authorized. The expenditures required by this Article VI shall be made by the Bottler. The Company may, in its sole discretion, contribute to such expenditures. The Company may also undertake, at its expense, independently of the Bottler’s marketing programs, any advertising or promotional activity that the Company deems appropriate to conduct in the Territory, but this shall in no way affect the responsibility of the Bottler for stimulating and developing the demand for the Beverages in Authorized Containers in the Territory.
     19      The Bottler and all Bottler Affiliates shall maintain the consolidated financial capacity reasonably necessary to assure that the Bottler and all Bottler Affiliates directly or indirectly controlled by the Bottler will be financially able to perform their respective duties and obligations under this Agreement and under all other agreements between the

Company and Bottler Affiliates regarding the manufacture, packaging, distribution and sale of the Beverages in “authorized containers” (as defined in such agreements).
20      (a)      Since periodic planning is essential for the proper implementation of this Agreement, the Bottler and the Company shall meet annually, as close to the anniversary date of this Agreement as practicable or at such other annual date as the parties may set from time to time, to discuss the Bottler’s plans for the ensuing year. At such meeting, the Bottler shall present a plan that sets out in reasonable detail satisfactory to the Company the marketing, management and advertising plans of the Bottler with respect to the Beverages for the ensuing year, including a financial plan showing that the Bottler and all Bottler Affiliates have the consolidated financial capacity to perform their respective duties and obligations under their respective agreements with the Company regarding the manufacture, packaging, distribution and sale of the Beverages in “authorized containers” (as defined in such agreements). The Company and the Bottler shall discuss this plan and this plan, upon approval by the Company, which shall not be unreasonably withheld, shall define the Bottler’s obligation herein to maintain such consolidated financial capacity and to develop and stimulate and satisfy fully the demand for the Beverages in Authorized Containers in the Territory for the period of time covered by the plan.
     (b)      The Bottler shall report to the Company periodically, but not less than quarterly, as to its implementation of the approved plan; it is understood, however, that the Bottler shall report sales on a regular basis as requested by the Company and in such detail and containing such information as may be reasonably requested by the Company. The failure by the Bottler to carry out the plan, or if the plan is not presented or is not approved, will constitute a primary consideration for determining whether the Bottler has fulfilled its obligation to maintain the consolidated financial capacity required under paragraph 19 and to develop and stimulate and satisfy fully the demand for the Beverages in Authorized Containers in the Territory. If the Bottler carries out the plan in all material respects, it shall be deemed to have satisfied the obligations of the Bottler under paragraphs 17, 18, 19 and 20 for the period of time covered by the plan.
ARTICLE VII
Reformulation, New Products and Related Matters
     21      The Company has the sole and exclusive right and discretion to reformulate any of the Beverages. In addition, the Company has the sole and exclusive right and discretion to discontinue any of the Beverages under this Agreement, provided (i) such Beverage is discontinued on a national basis in Authorized Containers and in such other containers as may have been authorized for use by other bottlers under their respective bottle contracts, and (ii) the Company does not discontinue all Beverages under this Agreement. In the event that the Company discontinues any Beverage, Schedule A to this Agreement shall be deemed amended by deleting the discontinued Beverage from the list of Beverages set forth on Schedule A.

     22      In the event that the Company introduces any new beverage in the Territory under the trademarks “Coca-Cola” or “Coke” or any modification thereof (herein defined to mean the addition of a prefix, suffix or other modifier used in conjunction with the trademarks “Coca-Cola” or “Coke”) the Bottler shall be obligated to manufacture, package, distribute and sell such new beverage in Authorized Containers in the Territory pursuant to the terms and conditions of this Agreement, and Schedule A to this Agreement shall be deemed amended by adding such new beverage to the list of Beverages set forth on Schedule A.
     23      The Company has the unrestricted right to use the Trademarks on the Beverages and on all other products and merchandise other than the Beverages in Authorized Containers in the Territory.
ARTICLE VIII
Term and Termination of the Agreement
     24      The term of this Agreement shall commence on the effective date hereof and, unless earlier terminated in accordance with its provisions, will continue perpetually.
     25      The obligation to supply Concentrates or Syrups to the Bottler and the Bottler’s obligation to purchase Concentrates or Syrups from the Company and to manufacture, package, distribute and sell the Beverages under this Agreement shall be suspended during any period when any of the following conditions exist:
     (a)      There shall occur a change in the law or regulation (including without limitation any government permission or authorization regarding customs, health or manufacturing) in such a manner as to render unlawful or commercially impracticable:
     (i)      the importation of Concentrate or Syrup or any of its essential ingredients which cannot be produced in quantities sufficient to satisfy the demand therefor by existing Company facilities in the United States, or
     (ii)      the manufacture and distribution of the Concentrates, Syrups or Beverages, or
     (b)      There shall occur any inability or commercial impracticability of either of the parties to perform resulting from an act of God, or “force majeure”, public enemies, boycott, quarantine, riot, strike, or insurrection, or due to a declared or undeclared war, belligerency or embargo sanctions, blacklisting or other hazard or danger incident to the same, or resulting from any other cause whatsoever beyond its control.
     If any of the conditions described in this paragraph 25 persists so that either party’s obligation to perform is suspended for a period of six (6) months or more, the other party may terminate this Agreement forthwith, upon notice to the party whose obligation to perform is suspended.

     26      (a)      The Company may terminate this Agreement in the event of the occurrence of any of the following events of default:
     (i)      If the Bottler becomes insolvent, if a petition in bankruptcy is filed against or on behalf of the Bottler which is not stayed or dismissed within sixty (60) days, if the Bottler is put in liquidation or placed under sequester, if a receiver is appointed to manage the business of the Bottler; or if the Bottler enters into any judicial or voluntary arrangement or composition with its creditors, or concludes any similar arrangements with them or makes an assignment for the benefit of creditors,
     (ii)      If the Bottler adopts a plan of dissolution or liquidation,
     (iii)      If any person or any Affiliated Group, other than (a) the stockholders of the Bottler at the effective date of this Agreement or (b) any person or any Affiliated Group acting with the consent or the Company, acquires, or obtains any contract, option, conversion privilege or other right to acquire, directly or indirectly, Beneficial Ownership of more than ten percent (10%) of any class or series of voting securities of the Bottler, and if such person or Affiliated Group does not divest itself of Beneficial Ownership of such voting securities or otherwise terminate any such contract, option, conversion privilege or other right within thirty (30) days after the Company notifies the Bottler that the failure of such person or Affiliated Group to thus divest or terminate may result in termination of this Agreement,
     (iv)      If any Disposition is made without the consent of the Company by Bottler or by any Bottler Subsidiary of any voting securities of any Bottler Subsidiary,
     (v)      If any agreement regarding the manufacture, packaging, distribution or sale of the Beverages in “authorized containers” (as defined in such agreement) between the Company and any person that controls, directly or indirectly, the Bottler is terminated, unless the Company agrees in writing that this subparagraph 26(a)(v) will not be applied by the Company to such termination, or
     (vi)      If the Bottler or any person in which the Bottler has Beneficial Ownership of any equity or voting securities, or in which the Bottler has a right of control of management, or which controls or is under common control with the Bottler, should engage directly or indirectly in the manufacture, distribution or marketing of any product specified in subparagraphs (a), (b), (c) or (d) of paragraph 7 above, or should obtain a right or license to do the same, and if the Company has given the Bottler notice that such condition exists and that the Company will terminate this Agreement within six (6) months if such condition is not eliminated, and if such condition has not been eliminated within the six (6) month period.

     (b)      For purposes of this Agreement:
     (i)      “Affiliated Group” shall mean two or more persons acting as a partnership, limited partnership, syndicate or other group, or who agree to act together, for the purpose of acquiring, holding, voting or making any Disposition of any voting securities of the Bottler, provided further that the Affiliated Group formed thereby shall be deemed to have acquired Beneficial Ownership of all voting securities of the Bottler beneficially owned by any such persons
     (ii)      “Beneficial Ownership” shall mean (i) voting power which includes the power to vote, or to direct the voting of, any securities, or (ii) investment power which includes the power to dispose, or to direct the Disposition of, any securities; provided further Beneficial Ownership shall include any such voting power or investment power which any person has or shares, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise; provided, however, that the following persons shall not be deemed to have acquired Beneficial Ownership under the circumstances described (a) a person engaged in business as an underwriter of securities who acquires securities through his participation in good faith in a firm commitment underwriting registered under the Securities Act of 1933 shall not be deemed to be the Beneficial Owner of such securities until such time as such underwriter completes his participation in the underwriting and shall not thereupon or thereafter be deemed to be the Beneficial Owner of the securities acquired by other members of any underwriting syndicate or selected dealers in connection with such underwriting solely by reason of customary underwriting or selected dealer arrangements, (b) a member of a national securities exchange shall not be deemed to be a Beneficial Owner of securities held directly or indirectly by it on behalf of another person solely because such member is the record holder of such securities and, pursuant to the rules of such exchange, may direct the vote of such securities, without instruction, on other than contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted, but is otherwise precluded by the rules of such exchange from voting without instruction, and (c) the holder of a proxy solicited by the Board of Directors of the Bottler for the voting of securities of such Bottler at any annual or special meeting and any adjournment or adjournments thereof of the stockholders of such Bottler shall not be deemed to be a Beneficial Owner of the securities that are the subject of the proxy solely for such reason
     (iii)      “Bottler Subsidiary” shall mean any person that is controlled directly or indirectly by the Bottler, and that is a party, or controls directly or indirectly a party, to an agreement with the Company regarding the manufacture, packaging, distribution or sale of the Beverages in “authorized containers” (as defined in such agreement)
     (iv)      “Disposition” shall mean any sale, merger, issuance of securities or other transaction in which, or as a result of which, any person other than Bottler or a wholly owned subsidiary of Bottler acquires, or obtains any contract, option, conversion privilege or other right to acquire Beneficial Ownership of any securities.
     (c)      Upon the occurrence of any of the events of default specified in subparagraph 26(a), the Company may terminate this Agreement by giving the Bottler notice to that effect, effective immediately.
27      (a)      In addition to the events of default described in paragraph 26, the Company may also terminate this Agreement subject to the limitations of subparagraph 27(b), in the event of the occurrence of any of the following events of default:
     (i)      If the Bottler fails to make timely payment for Concentratc or Syrup, or of any other debt owing to the Company,
     (ii)      If the condition of the plant or equipment used by the Bottler in manufacturing, packaging or distributing the Beverages fails to meet the sanitary standards reasonably established by the Company,
     (iii)      If the Syrups or Beverages manufactured by the Bottler fail to meet the quality control standards reasonably established by the Company,
     (iv)      If the Beverages are not manufactured in such conformity with such standards and instructions as the Company may reasonably establish,
     (v)      If the Bottler fails to carry out a plan approved under paragraph 20 in all material respects, or
     (vi)      If the Bottler materially breaches any of the Bottler’s other obligations under this Agreement.
The standards and instructions of the Company comprise privately published information concerning the manufacture, handling and storage of the Beverages under good manufacturing practices, as well as technical instructions, bulletins and other communications issued or amended from time to time by the Company (including, but not limited to, Syrup Room Practices, Quality Control and Engineering Standards and GMP: A Guide to Good Manufacturing Practices, as they may be amended or supplemented from time to time).
     (b)      Upon the occurrence of any of the foregoing events of default, the Company shall, as a condition to termination of this Agreement under this paragraph 27, give the Bottler notice thereof. The Bottler shall then have a period of sixty (60) days within which to cure the default, including, at the instruction of the Company and at the Bottler’s expense, by the prompt withdrawal from the market and destruction of any Syrup or Beverage that fails to meet the quality control standards of the Company or any Beverage that is not manufactured in accordance with the instructions of the Company. If such default has not been cured within such period, then the Company may, by giving the Bottler further notice to such effect, suspend sales to the Bottler of Concentrates and Syrups and require the Bottler to cease production of the Syrups and the Beverages and the packaging and distribution of Beverages in Authorized Containers. During such second period of sixty (60) days, the Company also may supply, or cause or permit others to supply, the Beverages in Authorized Containers under the Trademarks in the Territory. If such default has not been cured during such second period of sixty (60) days, then the Company may terminate this Agreement, by giving the Bottler notice to such effect, effective immediately.
     28      Upon the termination of this Agreement:
     (a)      The Bottler shall forthwith take such action as necessary to eliminate the trademark “Coca-Cola” from its corporate name,
     (b)      Any other agreement between the Company and the Bottler regarding the manufacture, packaging, distribution, sale or promotion of soft drinks in “authorized containers” (as defined in such agreement) may, at the election of the Company, be automatically terminated and thereby become of no further force or effect,
     (c)      The Bottler shall not thereafter continue to manufacture, package, distribute or sell any of the Beverages in Authorized Containers or to make any use of the Trademarks or Authorized Containers, or any closures, cases, labels or advertising material bearing the Trademarks,
     (d)      The Bottler shall forthwith remove and efface all reference to the Company, the Beverages and the Trademarks from the business premises and equipment of the Bottler and from all business paper and advertising used or maintained by the Bottler, and it shall not thereafter hold forth in any manner whatsoever that it has any connection with the Company or the Beverages, and,
     (e)      The Bottler shall forthwith deliver all Concentrate, Syrup, Beverage, usable returnable or any nonreturnable containers, cases, closures, labels, and advertising material bearing the Trademarks, still in the Bottler’s possession or under the Bottler’s control, to the Company or the Company’s nominee, as instructed, and, upon receipt, the Company shall pay to the Bottler a sum equal to the reasonable market value of such supplies or materials. The Company will accept and pay for only such articles as are, in the opinion of the Company, in first-class and usable condition, and all other such articles shall be destroyed at the Bottler’s expense. Containers, closures and advertising material and all other items bearing the name of the Bottler, in addition to the Trademarks, that have not been purchased by the Company shall be destroyed without cost to the Company, or otherwise disposed of in accordance with instructions given by the Company, unless the Bottler can remove or obliterate the Trademarks therefrom to the satisfaction of the Company. The provisions for repurchase contained in subparagraph 28(e) shall apply with regard to any Authorized Container, approval of which has been withdrawn by the Company under paragraph 2, upon termination by either party under paragraph 25, and upon termination by the Bottler under subparagraph 14(a). In all other cases, the Company shall have the right, but not the obligation, to purchase the aforementioned items from the Bottler.
29      (a)      Subject to the limitations set forth in subparagraph 29(b), in the event that the Bottler at any time fails to carry out a plan approved under paragraph 20 in all material respects in any geographic segment of the Territory, which segment shall be defined by the Company (hereinafter “Subterritory”), the Company may reduce the Territory covered by this Agreement, and thereby restrict the Bottler’s authorization hereunder to the remainder of the Territory, by eliminating the Subterritory from the Territory covered by this Agreement
     (b)      In the event of such failure, the Company may eliminate Subterritories from the Territory covered by this Agreement by giving the Bottler notice to that effect, which notice shall define the Subterritory or Subterritories to which the notice applies. The Bottler shall then have a period of six (6) months within which to cure such failure. If the Bottler has not cured such failure in such six (6) month period, the Company may eliminate such Subterritory or Subterritories from the Territory by giving the Bottler further notice to that effect, effective immediately
     (c)      Upon elimination of any Subterritory from the Territory:
     (i)      Schedule D to this Agreement shall be deemed amended by eliminating such Subterritory from the Territory described on Schedule D,
     (ii)      The Company may manufacture, package, distribute and sell the Beverages in Authorized Containers under the Trademarks in such Subterritory, or authorize others to do so,
     (iii)      Any other agreement between the Bottler and the Company regarding the manufacture, packaging, distribution or sale of soft drinks in “authorized containers” (as defined in such agreement) in such Subterritory may, at the election of the Company, be automatically terminated and thereby become of no further force or effect in such Subterritory,
     (iv)      The Bottler shall not thereafter continue to manufacture, package, distribute or sell any of the Beverages in Authorized Containers in such Subterritory, or to make any use of the Trademarks, Authorized Containers, closures, cases, labels or advertising material bearing the Trademarks in connection with the sale or distribution of the Beverages in such Subterritory, and
     (v)      The Bottler shall not thereafter hold forth in such Subterritory in any manner whatsoever that it has any connection with the Beverages.
ARTICLE IX
Transferability/Additional Territories
     30      The Bottler hereby acknowledges the personal nature of the Bottler’s obligations under this Agreement with respect to the performance standards applicable to the Bottler, the dependence of the Trademarks on proper quality control, the level of marketing effort required of the Bottler to stimulate and maintain demand for the Beverages in Authorized Containers, and the confidentiality required for protection of the Company’s trade secrets and confidential information. In recognition of the personal nature of these and other obligations of the Bottler under this Agreement, the Bottler may not assign, transfer or pledge this Agreement or any interest therein, in whole or in part, whether voluntarily, involuntarily, or by operation of law (including, but not limited to, by merger or liquidation), or delegate any material element of the Bottler’s performance thereof, or sublicense its rights hereunder, in whole or in part, to any third party or parties, without the prior consent of the Company. Any attempt to take such action without such consent shall he void and shall be deemed to be a material breach of this Agreement.
     31      In the event that the Bottler acquires the right to manufacture and sell any of the Beverages in any container that has been designated as an Authorized Container in any territory in the United States outside of the Territory, such additional territory shall automatically be deemed to be included within the Territory covered by this Agreement for all purposes. Any separate agreement that may exist concerning such additional territory shall be ipso facto amended to conform to the terms of this Agreement. In addition, if the Bottler acquires control, directly or indirectly, of any person which is a party, or which controls directly or indirectly a party, to an agreement whereby such party has the right to manufacture and sell any of the Beverages in any territory in the United States in any container that has been designated as an Authorized Container, the Bottler shall cause such party to amend such agreement, effective as of the date of acquisition or control of such party, to conform to the terms of this Agreement with respect to all such territory in the United States.
ARTICLE X
Litigation
32      (a)      The Company reserves the right to institute any civil, administrative or criminal proceeding or action, and generally to take or seek any available legal remedy it deems desirable, for the protection of its good reputation and industrial property rights (including, but not limited to, the Trademarks), as well as for the protection of the Concentrates, the Syrups, the Beverages and the formulas therefor, and to defend any action affecting these matters. At the request of the Company, the Bottler will render reasonable assistance in any such action. The Bottler may not claim any right against the Company as a result of such action or for any failure to take such action. The Bottler shall promptly notify the Company of any litigation or proceeding instituted or threatened affecting these matters. The Bottler shall not institute any legal or administrative proceedings against any third party which may affect the interests of the Company in connection with this Agreement without the Company’s prior consent
     (b)      The Company has the sole and exclusive right and responsibility to prosecute and defend all suits relating to the Trademarks. The Company may prosecute or defend any suit relating to the Trademarks in the name of the Bottler whenever an issue in such suit involves the Territory and therefore it is appropriate to act in the Bottler’s name, or may proceed alone in the name of the Company, provided that the Company shall take no action in the Bottler’s name which the Company knows or should know will materially prejudice or impair the rights or interests of the Bottler under this Agreement
     (c)      The Bottler recognizes the importance and benefit to itself and all other bottlers of the Beverages of protecting the interest of the Company in the Beverages,

Authorized Containers and the goodwill associated with the Trademarks. Therefore, the Bottler agrees to consult with the Company on all products liability claims or lawsuits brought against the Bottler in connection with the Beverages or Authorized Containers and to take such action with respect to the defense of any such claim or lawsuit as the Company may reasonably request in order to protect the interest of the Company in the Beverages, Authorized Containers and goodwill associated with the Trademarks. Further, the Bottler shall supervise, control and direct the defense of all such products liability claims and lawsuits brought against it in a manner that is reasonably calculated to be consistent with the Company’s aforementioned interest. The Bottler and the Company shall individually be responsible for their respective liability, loss, damage, costs, attorneys fees and expenses arising out of or in connection with any such products liability claim or lawsuit brought against them whether individually or jointly, provided, however, that the Bottler and the Company expressly reserve all rights of contribution and indemnity as prescribed by law.
ARTICLE XI
Automatic Amendment
     33      In the event that eighty percent (80%) of the bottlers who are parties to agreements with the Company containing substantially the same terms as this Agreement, which bottlers purchased for their own account eighty percent (80%) or more of all of the Syrup and equivalent gallons of Concentrate for Beverages purchased for the account of all such bottlers, agree to any different provisions to be included in this Agreement, then the Bottler hereby agrees to include an amendment containing such different provisions in this Agreement. The gallons of Syrup and equivalent gallons of Concentrate purchased by such bottlers shall be determined based on the most recently-ended calendar year prior to the date such amendment was first offered to bottlers.
ARTICLE XII
General
     34      For purposes of this Agreement, the following terms shall have the meanings set forth below:
     (a)      “person” means an individual, a corporation, a partnership, a limited partnership, an association, a joint-stock company, a trust, any unincorporated organization, or a government or political subdivision thereof.
     (b)      “control” (including terms “controlling”, “controlled by” and “under common control with”) means (i) Beneficial Ownership of a majority of any class or series of voting securities of a person, or (ii) the power or authority, directly or indirectly, to elect or designate a majority of the members of the board of directors, or other governing body of a person.

     35      The Company hereby reserves for its exclusive benefit all rights of the Company not expressly granted to the Bottler under the terms of this Agreement.
     36      Without relieving the Bottler of any of us responsibilities under this Agreement, the Company, from time to time during the term of this Agreement, at its option and either free of charge or on such terms and conditions as the Company may propose, may offer technology to the Bottler which the Company possesses, develops or acquires (and is free to furnish to third parties without obligation) relating to the design, installation, operation and maintenance of the plant and equipment appropriate for the maintenance of product quality, sanitation and safety as well as for the efficient manufacture and packaging of the Beverages, or relating to personnel training, accounting methods, electronic data processing and marketing and distribution techniques.
     37      The Bottler agrees:
     (a)      It will not disclose to any third party any nonpublic information whatsoever concerning the composition of the Concentrates, the Syrup or the Beverages, without the prior consent of the Company, and it will use any such information solely to perform its obligations hereunder;
     (b)      It will at all times treat and maintain as confidential, all nonpublic information that it may receive at any time from the Company, including, but not limited to:
     (i)      Information or instructions of a technical or other nature, relating to the mixing, sale, marketing and distribution of the product,
     (ii)      Information about projects or plans worked out in the course of this Agreement, and
     (iii)      Information constituting manufacturing or commercial trade secrets.
     The Bottler further agrees to disclose such information, as necessary to perform its obligations hereunder, only to employees of its enterprise (i) who have a reasonable need to know such information, (ii) who have agreed to keep such information secret, and (iii) whom the Bottler has no reason to believe is untrustworthy; and
     (c)      Upon the termination of this Agreement, Bottler will promptly surrender to the Company all original documents and all photocopies or other reproductions in its possession (including, but not limited to, any extracts or digests thereof) containing or relating to any nonpublic information described in this paragraph 37. Following such termination, and the surrender of such materials, the Bottler and its employees shall continue to hold any nonpublic information in confidence and refrain from any further use or disclosure thereof whatsoever, provided that such obligation shall expire as to any nonpublic information that does not constitute trade secrets ten (10) years following such termination.

     38      The Bottler agrees that it will not enter into any contract or other arrangement to manage or participate in the management of any other Coca-Cola bottler without the prior consent of the Company.
     39      The Bottler is an independent manufacturer and not the agent of the Company. The Bottler agrees that it will not represent that it is an agent of the Company nor hold itself out as such.
     40      The Bottler covenants and agrees that, so long as this Agreement is in effect, the Bottler shall deliver to Company:
     (a)      Quarterly Statements. As soon as such statements are made available to the public, or if such statements are not regularly made available to the public, within thirty days after each fiscal quarter, an unaudited income and expense statement and balance sheet for the Bottler certified as correct by the chief financial officer of the Bottler;
     (b)      Annual Audit Statement. As soon as such statements are made available to the public, or if such statements are not regularly made available to the public, within 120 days after the end of each fiscal year, statements of income and retained earnings of the Bottler for the just-ended fiscal year, and a balance sheet of the Bottler as of the end of such year, accompanied by an opinion from the independent public accountants of the Bottler; and
     (c)      Other Information. With reasonable promptness such other financial information as the Company may reasonably request.
     41      The Bottler shall maintain its books, accounts and records in accordance with generally accepted accounting principles and shall permit any person designated in writing by the Company to visit and inspect any of its properties, corporate books and financial records, and make copies thereof and take extracts therefrom, and to discuss the accounts and finances of the Bottler with the principal officers thereof, all at such times as the Company may reasonably request. The Company’s rights of inspection under this paragraph 41 shall be exercised reasonably, and only for purposes of determining Bottler’s compliance with its obligations under paragraph 19, so as not to interfere with the normal operation of the Bottler’s business. The Company will treat and maintain as confidential for a period of one year all nonpublic financial information received from the Bottler.
     42      The parties agree:
     (a)      The Existing Bottle Contracts identified on Schedule C are hereby amended, superseded and restated in their entirety, and all rights, duties and obligations of the Company and the Bottler regarding the Trademarks and the manufacture, packaging, distribution and sale of the Beverages in Authorized Containers shall be determined under this Agreement, without regard to the terms of any prior agreement and without regard to any prior course of conduct between the parties,

     (b)      As to all matters addressed herein, this Agreement sets forth the entire agreement between the Company and the Bottler, and all prior understandings, commitments or agreements relating to such matters between the parties or their predecessors-in-interest are of no force or effect, and
     (c)      Any waiver or modification of this Agreement or any of its provisions, and any notices given or consents made under this Agreement shall not be binding upon the Bottler or the Company unless made in writing, signed by an officer or other duly qualified and authorized representative of the Company or by a duly qualified and authorized representative of the Bottler, and personally delivered or sent by telegram, telex or certified mail to an officer or other duly qualified and authorized representative of the Company (if from the Bottler) or a duly qualified and authorized representative of the Bottler (if from the Company) at the principal address of such party.
     43      Failure of the Company to exercise promptly any option or right herein granted or to require strict performance of any such option or right shall not be deemed to be a waiver of such option or right, or of the right to demand subsequent performance of any and all obligations herein imposed upon the Bottler.
     44      The Company may delegate any of its rights, performance or obligations under this Agreement to any subsidiaries or affiliates of the Company upon notice to the Bottler, but no such delegation shall relieve the Company of its obligations hereunder.
     45      If any provision of this Agreement, or the application thereof to any party or circumstance shall ever be prohibited by or held invalid under applicable law, such provision shall be ineffective to the extent of such prohibition without invalidating the remainder of such provision or any other provision hereof, or the application of such provision to other parties or circumstances.
     46      This Agreement shall be governed, construed and interpreted under the laws of the State of Georgia.
     IN WITNESS WHEREOF, the parties have duly executed this Agreement in duplicate effective as of the day and year first above written.

COCA-COLA		THE COCA-COLA COMPANY
BOTTLING CO. CONSOLIDATED		COCA-COLA USA DIVISION

By:	/s/ James L. Moore	By:	/s/ Charles Wallace
Title:	President	Title:	Vice President
Date:	January 27, 1989	Date:	January 24, 1989

SCHEDULE A
Beverages
     The soft drink beverages listed below are subject to the terms and conditions of this Agreement.
1.	Coca-Cola

2.	Coca-Cola classic

3.	cherry Coke

4.	caffeine free Coca-Cola

5.	diet Coke

6.	caffeine free diet Coke

7.	diet cherry Coke

SCHEDULE B
Trademarks
     The following trademarks are owned by the Company and authorized for use by the Bottler subject to the terms and conditions of this Agreement.
Coca-Cola
Coca-Cola (Script)
Coke
Coca-Cola Bottle
Coca-Cola classic
Dynamic Ribbon
diet Coca-Cola
diet Coke
caffeine free Coca-Cola
caffeine free diet Coke
cherry Coke
diet cherry Coke

SCHEDULE C
Existing Bottle Contracts
The following agreements are all of the agreements pursuant to which the Bottler acts as a bottler of the Beverages (“Existing Bottle Contracts”). All of the following agreements, together with any and all amendments thereto, are amended, superseded and restated in their entirety.
Bottler’s Contract (First Line)
Dated: June 15, 1928
Parties: The Coca-Cola Bottling Company and Charlotte
Coca-Cola Bottling Company and consented to by The
Coca-Cola Company
Bottler’s Contract
Dated: April 1, 1974
Parties: Coca-Cola Bottling Co. (Thomas), Inc. and Coca-Cola
Bottling Co. Consolidated
Amendment to Bottler’s Contract
Dated: March 31, 1934
Parties: The Coca-Cola Bottling Company (A Tennessee
Corporation), The Coca-Cola Bottling Company (A
Delaware Corporation), The Charlotte Coca-Cola
Bottling Co., and consented to by The Coca-Cola
Company, a Tennessee corporation and The Coca-Cola
Company, a Delaware corporation.
Steel Drum Letter
Dated: March 14, 1940
Parties: The Coca-Cola Company and Coca-Cola Bottling
Company of Charlotte
Agreement Respecting Delivery of Coca-Cola Syrup (Bottlers) in Tank Trucks
Dated: September 28, 1964
Parties: The Coca-Cola Company and Greensboro Coca-Cola
Bottling Co.
Agreement Respecting Delivery of Coca-Cola Syrup (Bottlers) in Tank Trucks
Dated: November 5, 1965
Parties: The Coca-Cola Company and The Capital Coca-Cola
Bottling Co., Inc.

Page two
Agreement Respecting Delivery of Coca-Cola Syrup (Bottlers) in Tank Trucks
Dated: November 30, 1966
Parties: The Coca-Cola Company and Greensboro Coca-Cola
Bottling Co.
Agreement Respecting Delivery of Coca-Cola Syrup (Bottlers) in Tank Trucks
Dated: November 30, 1966
Parties: The Coca-Cola Company and Greensboro Coca-Cola
Bottling Co.
Agreement
Dated: December 1, 1966
Parties: Roanoke Coca-Cola Bottling Works, Inc.,
Martinsville Coca-Cola Bottling Company, Inc. and
Greensboro Coca-Cola Bottling Company
Amendment to First Line Bottler’s Contract, Bottler’s Pre-Mix
Contract and Contract for Allied Products (Substitution of Parties)
Dated: October 1, 1970
Parties: The Coca-Cola Company, The Charlotte Coca-Cola
Bottling Company and The Charlotte Coca-Cola Bottling Company
Amendment to First Line Bottler’s Contract, Bottler’s Pre-Mix
Contract and Contract for Allied Products (Substitution of Parties)
Dated: March 13, 1972
Parties: The Coca-Cola Company, The Charlotte Coca-Cola
Bottling Company and Coca-Cola Bottling Co. of Mid-Carolinas
Agreement Respecting Delivery of Coca-Cola Syrup (Bottlers) in Tank Trucks
Dated: January 15, 1974
Parties: The Coca-Cola Company and Coca-Cola Bottling Co.
Consolidated
Amendment
Dated: January 15, 1974
Parties: The Coca-Cola Company and Coca-Cola Bottling Co.
Consolidated

Page three
Amendment
Dated: October 26, 1978
Parties: The Coca-Cola Company and Coca-Cola Bottling Co.
Consolidated (Danville, VA Territory)
Amendment
Dated: January 2, 1979
Parties: The Coca-Cola Company and Coca-Cola Bottling Co.
Consolidated
Letter Agreement
Dated: April 20, 1979
Parties: The Coca-Cola Company, Coca-Cola Bottling Co.
Consolidated
Letter Agreement
Dated: April 20, 1979
Parties: The Coca-Cola Company, Coca-Cola Bottling Co.
Consolidated (Danville, VA Territory)
Letter Agreement
Dated: July 24, 1979
Parties: The Coca-Cola Company and Coca-Cola Bottling Co.
Consolidated
Letter Agreement
Dated: July 24, 1979
Parties: The Coca-Cola Company and Coca-Cola Bottling Co.
Consolidated (Danville, VA Territory)
Letter Agreement
Dated: February 8, 1980
Parties: The Coca-Cola Company and Coca-Cola Bottling Co.
Consolidated
Temporary License Agreement
Dated: September 10, 1981
Parties: The Coca-Cola Company and Coca-Cola Bottling Co.
Consolidated
1983 Amendment
Dated: July 15, 1983
Parties: The Coca-Cola Company and Coca-Cola Bottling Co.
Consolidated (Danville, VA Territory)
1983 Amendment
Dated: July 15, 1983
Parties: The Coca-Cola Company and Coca-Cola Bottling Co.
Consolidated

Page four
Concentrate Amendment
Dated: August 18, 1983
Parties: The Coca-Cola Company and Coca-Cola Bottling Co.
Consolidated
Cessation of Production Agreement
Dated: May 16, 1984
Parties: The Coca-Cola Company and Coca-Cola Bottling Co.
Consolidated (Danville, VA Territory)
Temporary Amendment to 1983 Amendment-Maximum Low Calorie
Sweetener Element and Concentrate Discount
Dated: January 17, 1986
Parties: The Coca-Cola Company and Coca-Cola Bottling Co.
Consolidated (Danville, VA Territory)
Temporary Amendment to 1983 Amendment-Maximum Low Calorie
Sweetener Element and Concentrate Discount
Dated: January 17, 1986
Parties: The Coca-Cola Company and Coca-Cola Bottling Co.
Consolidated
Home Market Amendment
Dated: June 22, 1987
Parties: The Coca-Cola Company and Coca-Cola Bottling Co.
Consolidated (Danville, VA Territory)
Home Market Amendment
Dated: June 22, 1987
Parties: The Coca-Cola Company and Coca-Cola Bottling Co.
Consolidated
Amendment to Temporary License Amendment
Dated: March 3, 1988
Parties: The Coca-Cola Company and Coca-Cola Bottling Co.
Consolidated

SCHEDULE D
Territories
The geographic areas described below define the Territory subject to the terms and conditions of the Agreement.
(Contract June 15, 1928
Amended and Redescribed
September 8, 1938)
All of Cleveland, Gaston, Lincoln, Iredell, Alexander, Rowan, Cabarrus, Stanley, Mecklenburg, and Union Counties, North Carolina. All of Davidson County, North Carolina except Abbotts Creek Township, Thomasville Township, Emmons Township, and that portion of Conrad Hill Township east of a line running due north, from the northwest corner of Emmons Township to the Thomasville Township boundary line. In Davie County, North Carolina, the Townships of Fulton and Shady Grove, and the Town of Cooleemee as established by the present property lines of the Erwin Mills in Davie County, and all territory within one-half mile of the north, south, east, and west property lines of the said Erwin Mills as now established.
That portion of Anson County, North Carolina, west of a line drawn due north and south thru the county, which line is one mile due east of the most easterly point in the present eastern boundary line of the town of Polkton. That portion of York County and Cherokee County, South Carolina, north of a line beginning at the southeast corner of Gaston County, North Carolina, and running southwestwardly in a straight line to the most southerly point in the southern boundary line of the Town of Clover in York County, South Carolina as said boundary was located in 1908, and including the Town of Clover as its corporate limits were defined in 1908; thence northwestwardly in a straight line to a point in the southwestern corner of the present boundary line of the Town of Grover in Cleveland County, North Carolina.
(Added October 31, 1973)
That portion of the State of South Carolina included within the following boundaries, to-wit: Beginning at the Northeast corner of Spartanburg County, South Carolina, and running Southeastwardly along the Cherokee-Spartanburg County Line to a point on said line which lies four and one-quarter (4-1/4) miles from the Northeast corner of Spartanburg County; thence Southwardly in a straight line to a point which lies one and one-half (1-1/2) miles measured perpendicularly from a point on the Cherokee-Spartanburg County Line which lies six and one-half (6-1/2) miles from the Northeast corner of said Spartanburg County (it being understood and agreed that Mary-Louise Mill and Mary Louise Mill Village, as the same existed November 20, 1952, including the store servicing this mill, is in the territory of Coca-Cola Bottling Company of Gaffney); thence Southeastwardly in a straight line to a point on the Cherokee-Spartanburg County Line which lies nine and one half (9-1/2) miles from the Northeast corner of said Spartanburg County; thence Southwardly along the Cherokee-Spartanburg County Line to a point which lies two and eleven-sixteenths (2-11/16) miles from the intersection of Union, Spartanburg, and Cherokee Counties; thence Northeastwardly in a straight line drawn perpendicularly from the last named point for a distance of two and one-fourth (2-

1/4) miles; thence Southwardly to the intersection of Spartanburg, Cherokee and Union Counties; (it being understood and agreed that the store now occupied by R. R. Brown is in the territory of Union Coca-Cola Bottling Company); thence Southeastwardly along the Union-Cherokee County Line to the Southeast corner of Cherokee County; thence Northwardly along the Western boundary of York County to a point on said boundary due northwest of the Town of Smyrna in York County; thence in a Southeasterly direction in a straight line to but not including Smyrna; thence in a Northeasterly direction in a straight line to and including Bethel Church; thence in a Westerly direction in a straight line to the most Southerly point in the Southern boundary line of the Town of Clover as said boundary was located in 1908, and not including the Town of Clover as its corporate limits were defined in 1908; thence Northwestwardly in a straight line toward the Southwestern corner of the boundary line of the Town of Grover in Cleveland County, North Carolina, (as the same existed on September 8, 1938) to the South Carolina-North Carolina State Line; thence Westwardly along the Northern boundary of Cherokee County to the Northeast corner of Spartanburg County, said point of beginning.

AND ALSO:
That portion of the State of South Carolina included within the following boundaries, to-wit: Beginning at a point on the Cherokee-Spartanburg County Line which lies two and eleven-sixteenth a (2-11/16) miles from the intersection of Union, Spartanburg and Cherokee Counties and running Southwestwardly in a straight line and parallel to the Union-Spartanburg County Line for a distance of three and one-half (3-1/2) miles; thence Southeastwardly in a straight line to a point on the Union-Spartanburg County Line which lies three and one-half (3-1/2) mites from the intersection of Union, Spartanburg and Cherokee Counties; thence Southwardly along the Union-Spartanburg County Line to the intersection of Union, Laurens, and Spartanburg Counties; thence Southeastwardly along the Laurens-Union County Line to the intersection of Laurens, Union and Newberry Counties; thence Southwardly along the Union-Newberry County line to a point on the Union-Newberry County Line which lies one and one-half (1-1/2) miles North of the Seaboard Airline Railway; thence Northeastwardly running parallel to and one-half mile North of the Seaboard Airline Railway to the Union-Chester County Line; thence Northwardly along the Union-Chester County Line to the intersection of Union, York and Chester Counties; thence continuing Northwardly along the Union-York County Line to the intersection of Union, Cherokee and York Counties; thence Northwestwardly along the Union-Cherokee County Line to the intersection of Union, Spartanburg and Cherokee Counties; thence Northwardly in a straight line to a point which lies two and one-fourth (2-1/4) miles measured perpendicularly from a point on the Spartanburg-Cherokee County Line which lies two and eleven-sixteenths (2-11/16) miles from the intersection of Spartanburg, Cherokee and Union Counties (it being understood and agreed that the store now occupied by R. R. Brown is included within the above described territory); thence Southwestwardly in a straight line to said point on the Spartanburg-Cherokee County Line which lies two and eleven-sixteenths (2-11/16) miles from the intersection of Spartanburg, Cherokee and Union Counties, said point of beginning.
Attached hereto and made a part hereof are photostatic copies of portions of General Highway Transportation Maps of Spartanburg and Cherokee Counties on which portions of the above described lines are drawn in red.

(Added April 1, 1974 with notations of certain prior deletions)
GREENSBORO, NORTH CAROLINA’s ORIGINAL TERRITORY
     (As set out in Contract of February 26, 1937)
The town of Kernersville in Forsyth County, the town of Prospect Hill in Caswell County, North Carolina, and that portion of the State of North Carolina included within the following boundaries, to-wit:
Beginning at the northwest corner of Guilford County; thence running east along the northern boundary of said county to the southwest corner of New Bethel township in Rockingham County; thence north along the western boundary of New Bethel township to its intersection with the eastern boundary of Mayo township; thence northeastwardly along the eastern boundary of Mayo township to the point of intersection with a straight line extending from a point one mile south of the town of Price, to a point one mile south of the town of Leaksville; thence southeastwardly along said line to said point one mile south of Leaksville; thence eastwardly in a straight line to a point one mile south of Ruffin, North Carolina, thence southeastwardly to a point one mile south of the town of Blackwells, North Carolina; thence eastwardly in a straight line toward a point one mile south of the town of Yanceyville, to the eastern boundary of Locust Hill township; thence southwardly along the eastern boundaries of Locust Hill and Stony Creek townships to the northern line of Alamance County; thence west along the northern line of Alamance County to the northwest corner of said county; thence south along the western line of said county to its southwest corner; thence east along the southern line of said county to its southeast corner; thence north along the eastern line of said county to its northeast corner; thence east along the southern line of Caswell County to the southeast corner of Caswell County; thence southeastwardly in a straight line to a point on the Southern Railway one-half way between the town of Hillsboro and University Station; thence in a southwesterly direction in a straight line to but not including the town of Bynum in Chatham County; thence southwardly in a straight line to and including the town of Cumnock in Lee County; thence south in a straight line to but not including Lemon Springs; thence due west to the western boundary of Lee County; thence northwestwardly along the Lee-Moore County line to Deep River; thence southwestwardly in a straight line to the southwest corner of Deep River township in Moore County; thence continuing southwestwardly in a straight line to a point on the west line of Carthage township which is equi-distant from the northwest and southwest corners of said township; thence westwardly in a straight line to a point on the N. & S. R. R. midway between the towns of Biscoe and Candor; thence due west to the eastern boundary of Troy township; in Montgomery County; thence south along the eastern line of Troy township to its southeast corner; thence east to the northeast corner of Cheek Creek township; thence south along the east line of Cheek Creek township to the south line of Montgomery County; thence westwardly along the south line of Montgomery County to the southwest corner of Montgomery County; thence northwardly along the west line of said County to the northwest corner of said County; thence east along the north line of said County to the southeast corner of Davidson County; thence north along the east line of Davidson County to the southeast corner of Emmons township in Davidson County; thence westwardly and northwardly along the southern and western line of Emmons township to the northwest corner of said township; thence due north in a straight line to the south line of Thomasville township; thence westwardly along the south line of Thomasville township to the southwest corner of said township; thence northwardly and eastwardly along the west and north lines of Thomasville township to the west line of Guilford

County; thence northwardly along the west line of Guilford County to the northwest corner of said County, the point of beginning.
(All references to Cities and Towns are as they existed on February 26, 1937)
LESS AS
DELETED (Added to Burlington, North Carolina’s Contract as of January 15, 1940)
The town of Prospect Hill in Caswell County North Carolina; and that part of Orange County, North Carolina, west of a line described as follows: Beginning at the southeast corner of Caswell County; thence southeastwardly in a straight line to a point on the Southern Railway one-half way between the town of Hillsboro and University Station; thence in a southwesterly direction in a straight line, toward the town of Buynum to the southern line of Orange County.
LESS AS
DELETED (Added to Winston-Salem, North Carolina’s Contract as of June 1, 1949)
In the County of Forsyth, North Carolina, the Town of Kernersville.
(All references to Cities and Towns are as they existed on February 26, 1937)
AND ALSO
BURLINGTON, NORTH CAROLINA’S ORIGINAL TERRITORY:
     (As set out in Contract of February 26, 1937)
All of Alamance County, North Carolina; also that part of the townships of Yanceyville and Leasburg in Caswell County, North Carolina, lying south of a line extending across said townships from a point one mile south of the town of Blackwells, North Carolina; thence in a straight line to a point one mile south of the town of Yanceyville; thence in a straight line to a point on the eastern boundary line of Caswell County one mile south of the town of Leasburg; also all of Anderson and Hightowers townships in said county except the town of Prospect Hill.
(All references to Cities and Towns are as they existed on February 26, 1937)
AND ALSO
ADDED (Acquired from Greensboro, North Carolina, as of January 15, 1940)
The town of Prospect Hill in Caswell County, North Carolina; and that part of Orange County, North Carolina, west of a line described as follows: Beginning at the southeast corner of Caswell County; thence southeastwardly in a straight line to a point on the Southern Railway one-half way between the town of Hillsboro and University Station: thence in a southwesterly direction in a straight line; toward the town of Buynum, to the southern line of Orange County.
(All references to Cities and Towns are as they existed on February 26, 1937)
AND ALSO

WINSTON-SALEM, NORTH CAROLINA’S ORIGINA L TERRITORY
     (As set out in Contract of February 26, 1937)
All of Abbots Creek Township in Davidson County, North Carolina, all of Surry County, North Carolina, except the towns of Elkin and Crutchfield; all of Stokes County, North Carolina; all of Forsyth County, North Carolina, except the town of Kernersville; all of Davie County, North Carolina, except the town of Cooleemee, territory within a quarter of a mile from the town of Cooleemee, and the townships of Fulton and Shady Grove; in Rockingham County, all the townships of Huntsville and Madison, and all of the townships of Mayo and Price lying south of a straight line extending from a point on the Virginia — North Carolina line west of the town of Price, North Carolina, and running southeastwardly through a point one mile south of Price and to a point one mile south of Leaksville, North Carolina.
That portion of Yadkin County, North Carolina lying east of a line running from the point of intersection of Iredell, Davie and Yadkin lines to a point one-fourth mile due east of the town of Footville, thence northwardly in a straight line to a point one mile due west of the present city limits of Yadkinville; thence northwardly in a straight line to a point one mile due west of the present city limits of Boonville; thence due north to the northern boundary of Yadkin County.
(All references to Cities and Towns are as they existed on February 26, 1937)
LESS AS
DELETED (Added to Charlotte, North Carolina, Contract as of April 6, 1937)
The town of Cooleemee, as established by the present property lines of the Erwin Mills in Davie County, and all territory within one-half mile of the north, south, east, and west property lines of the said Erwin Mills.
AND ALSO
ADDED (Acquired from Greensboro, North Carolina, as of June 1, 1949)
In the County of Forsyth, North Carolina, the Town of Kernersville.
(All references to Cities and Towns are as they existed on February 26, 1937)
AND ALSO
RALEIGH, NORTH CAROLINA’S ORIGINAL TERRITORY
     (As set out in Contract of August 6, 1930)
     The town of Raleigh and all the territory East, North and South within a radius of fifty miles, and the following territory towards Greensboro on the Southern Road to University Station, on the Southern Road to Claranden (Clarendon) and on the Seaboard Air Line towards Hamlet as far as Lemon Springs.
     1. (SANFORD, N. C.): Part of the above territory is covered by a sub-bottler’s contract dated August 1, 1916, for Sanford, N.C. Said Sanford, N.C., and the territory covered by said contract, described as follows, to wit:

     The County of Lee, Harnett County south of Cape Fear River, now owned by the Raleigh Coca-Cola Bottling Company of Raleigh, N. C., and the part of Chatham County, south of Haw River, now owned by the Raleigh Coca-Cola Bottling Company of Raleigh, N. C., including the town of Buynum (Bynum).
is subject to the terms of said sub-bottler’s contract.
     2. (DUNN, N. C.): Part of the above territory is covered by a sub-bottler’s contract dated the 10th day of November, 1925, for Dunn, N.C. Said Dunn, N, C., and the territory covered by said contract, described as follows, to wit:
     Beginning at the intersection of the Atlantic Coast Line R. R. and the Harnett and Cumberland County line, thence westward with the Harnett County line to a point where the Cape Fear River enters Cumberland County, thence up the Cape Fear River with the eastern bank to a point where the Norfolk & Southern R. R. crosses the Cape Fear River, thence in a straight line northeastwardly to a point on the Durham and Southern R. R. one mile south of Angier, thence to a point on contact or intersection of Wake, Harnett and Johnson County lines, thence in a straight line eastward to a point where the Atlantic Coast Line R. R. crosses the Neuse River, thence in a straight line to a point of contact or intersection of Johnson, Wayne and Sampson counties, thence with the Johnson and Harnett County lines to the beginning. Also including all territory in Cumberland and Sampson counties within a radius of 50 miles of Raleigh, N. C. as covered by Raleigh Coca-Cola Bottling Co.’s contract.
Is subject to the terms of said sub-bottler’s contract.
LESS:
     3. WILSON, N. C, territory, which territory was covered by contract dated July 20, 1909, described as follows, to wit:
     The town of Wilson, North Carolina, together with all of the towns in North Carolina named below and all that section of territory included within a boundary line passing through said towns in order mentioned, Baca, Red Oak, Oakland, Bunn, Sutton, Middlesex, Micoe, Pinelevel, Oliver, Beasley, Rosinhill, Dudley, Moyton, Wilbanks, Medora and Baca.
LESS:
     4. DURHAM, N. C., territory, which territory was covered by contract with Durham dated February 3, 1911, as amended and revised by contract dated October 31, 1929, described as follows, to wit:
     Beginning at a point on the Southern Railway half-way between University Station and Hillsboro; and running to the Southwest corner of Person County; thence along the Western boundary of Person County to a point one mile south of the Southern Railway (Atlantic & Danville Division); thence parallel to and one mile south of this railroad in a northeastwardly direction to the Northern boundary of Person County; thence along this county line to the Person-Granville county line; thence south along this line to a point one mile south of Holloway Mines, N.C.; thence northeastwardly to the northeast corner of Granville County; thence to and including the town of Ridgeway; thence south to an arc of a circle of fifty miles radius from Raleigh, N.C.; thence southeast along said arc to and including the town of Creek, on Fishing Creek; thence south to and including Inez; thence southwest to a point in Franklin County two miles north of Louisburg; thence west to a point in Franklin County two miles north of Franklinton; thence to a point five miles east of Creedmoor; thence to a point one mile west of Leesville; thence to and including Morrisville; thence to and including Upchurch; thence to and including Ebeneezer, on the Norfolk & Southern Railroad; thence north along the Norfolk & Southern Railroad to the station of Seaforth; thence west to a point half-way between Seaforth and Bynum; thence north to a point on the Southern Railway half-way between University Station and Hillsboro, the point of beginning.
PLUS (As included under Raleigh’s Bottler’s Contract on October 11, 1938)
All territory in Franklin County, North Carolina south of a line running from a point five miles east of the town of Creedmoor in Granville County eastwardly in a straight line to a point two miles north of the town of Franklinton in Franklin County; thence eastwardly in a straight line to a point two miles north of the town of Louisburg; thence northeastwardly in a straight line to and including the town of Inez in Warren County. (Not already covered by Raleigh’s contract, dated August 6, 1930.)
LESS (As surrendered by Raleigh on October 11, 1938)
That portion of Nash County, North Carolina which is within 50 miles of the City of Raleigh, North Carolina.
LESS (As surrendered by Raleigh on May 15, 1957)
That portion of the State of North Carolina, lying within the following described boundaries, to-wit:
Beginning at the intersection of Johnston, Wayne and Sampson Counties, and running Southwardly in a straight line to a point two-tenths (2/10) of one (1) mile Northwest of Monk’s Crossroads on United States Highway Number 701; thence continuing in a Southwardly direction in a straight line to a point where the arc of a circle, having a radius of fifty (50) miles measured from the Triangulation Station Number Two (2) located on top of the Security Bank Building in Raleigh, North Carolina, crosses the Great Coharie Creek in Sampson County; thence continuing clockwise along said arc of a circle, having a radius of fifty (50) miles measured from the Triangulation Station Number Two (2) located on top of the Security Bank Building in Raleigh, North Carolina, to its intersection with the Hoke County line; thence Northwardly along the Hoke-Cumberland County line to the point of intersection of Harnett, Cumberland and Hoke Counties; thence Northeastwardly along the Harnett-Cumberland County line to its intersection with the Cape Fear River; thence Northwardly along the Eastern bank of Cape Fear River to a point where the Norfolk & Southern Railroad crosses the Cape Fear River; thence in a straight line Northeastwardly to a point on the Durham and Southern Railroad one (1) mile South of Angier; thence Northeastwardly in a straight line to the intersection of Wake, Harnett and Johnston Counties; thence Eastwardly in a straight line to a point where the Atlantic Coast Line Railroad crosses the Neuse River, said point lying in Johnston County, thence Southwardly in a straight line to a point of contact or intersection of Johnston, Wayne and Sampson Counties, said point of beginning.
(Added May 1, 1978)
That portion of the States of North Carolina and South Carolina included within the following boundaries: Beginning at and including the Town of Middendorf, in Chesterfield County, South

Carolina, and running Northeastwardly in a straight line to but not including the Town of Cash, thence Southeastwardly in a straight line to but not including the Town of Marlboro, thence Northeastwardly in a straight line through a point on the S.A.L. Railroad midway between the Towns of McColl and Clio to the North Carolina-South Carolina State line; thence Southeastwardly along said North Carolina-South Carolina State line to a point where the projection of a straight line drawn from but not including Red Springs, Robeson County, North Carolina, to the Eastern boundary (as the same existed on February 19, 1932) of the Town of Red Banks (a station on the S.A.L.R.R.) intersects said North Carolina-South Carolina State line; thence Northwardly along said projection and said straight line drawn from but not including Red Springs to the Eastern boundary (as the same existed on February 19, 1932) of the Town of Red Banks to but not including said Town of Red Springs; thence along the West side of North Carolina State Highway No. 70, including all territory on the West side of said Highway, to a point where the dividing line between Hoke and Robeson Counties crosses said North Carolina State Highway No. 70, thence Northwardly along the Eastern boundary of Hoke County so as to include all of said Hoke County to the intersection of Hoke, Moore, and Harnett Counties; thence Northeastwardly and Northwestwardly along the Northeastern boundary of Moore County to the point where Deep River first touches the Lee-Moore County line; thence Southwestwardly in a straight line to the Southwest corner of Deep River Township, in Moore County, thence continuing Southwestwardly in a straight line to a point on the West line of Carthage Township, which is equidistant from the Northwest and Southwest corners of said township; thence Westwardly in a straight line to a point on the N. & S R.R. midway between the Towns of Biscoe and Candor; thence due West to the Eastern boundary of Troy Township, in Montgomery County, thence South along the Eastern line of Troy Township to its Southeast corner; thence East to the Northeast corner of Cheek Creek Township, thence South along the East line of Cheek Creek Township to the South line of Montgomery County; thence Westwardly along the South line of Montgomery County to the Southwest corner of Montgomery County, thence Westwardly along the Stanly-Anson County line to a point which lies due North of a point one (1) mile due East of the most Eastern point in the Eastern boundary line of the Town of Polkton (as the same existed on the 8th day of September, 1938); thence due South through said point one (1) mile due East of the most Easterly point in the Eastern boundary of said Town of Polkton to the North Carolina-South Carolina State line, thence Eastwardly along said North Carolina-South Carolina State line to a point on said line due North of the Town of Chesterfield, in Chesterfield County, South Carolina; thence Southwardly in a straight line to and including the Town of Middendorf, said point of beginning.
(All points referred to above, unless specifically indicated, are as the same existed on December 21, 1948.)
(Deleted December 6, 1984)
All of Thomasville Township and all of Emmons Township and that portion of Conrad Hill Township east of a line running due north from the northwest corner of Emmons Township to the Thomasville Township line, all lying in Davidson County, North Carolina.
(Deleted January 1, 1985)
All of Lincoln County, North Carolina. That portion of Gaston County, North Carolina lying within the following boundaries:

Beginning at a point, the southeast corner of Lincoln County, and running in a southwesterly direction in a straight line to the southeast corner of the present boundary line of the Town of Stanley, North Carolina, and including the Town of Stanley, North Carolina; thence west, north and east with the present boundary lines of the Town of Stanley, North Carolina to a point in the present northern boundary line of the Town of Stanley, which point is one-fourth mile west of the center line of the Seaboard Airline Railway right of way; thence northwestwardly, running parallel to and one-fourth of a mile west of the Seaboard Airline Railway (between Stanley and Lincolnton) to the southern boundary line of Lincoln County; thence in an easterly direction following said Lincoln County line to the point of beginning.
(Deleted February 1, 1985)
Territory described in the Sub-Bottler’s Contract dated January 1, 1938 between Greensboro Coca-Cola Bottling Co. and Biscoe Coca-Cola Bottling Co., Inc. (incorrectly referred to as Biscoe Coca-Cola Bottling Company, Incorporated), described therein as follows:
That portion of the State of North Carolina included within the following boundaries:
Beginning at the point on the Moore-Lee county line where Deep River first touches said county line and running southwestwardly in a straight line to the southwest corner of Deep River township in Moore County; thence continuing southwestwardly in a straight line to a point on the west line of Carthage township which is equidistant from the northwest and southwest corners of said township; thence westwardly in a straight line to a point on the N. & S. R. R. midway between the towns of Biscoe and Candor; thence due west to the eastern boundary of Troy township in Montgomery County; thence south along the eastern line of Troy township to its southeast corner; thence east to the northeast corner of Cheek Creek township; thence south along the east line of Cheek Creek township to the south line of Montgomery County; thence westwardly along the south line of Montgomery County to the southwest corner of Montgomery County; thence northwardly along the west line of said county to the northwest corner of said county; thence east along the north line of said county to the southeast corner of Davidson County; thence east along the south line of Randolph County to the northeast corner of Eldorado township: thence in a southeasterly direction in a straight line to a point midway between the towns of Ether and Star; thence in a northeasterly direction in a straight line to a point on the northern boundary of Moore County due south of Maffit, a town in Randolph County; thence eastwardly along the northern boundary of Moore County to the western boundary of Lee County; thence south along the Moore-Lee county line to the point on the Moore-Lee county line where Deep River first touches said county line, the point of beginning, excepting from said territory, however, the town of Carbonton.
(Deleted February 1, 1985)
That portion of the State of North Carolina included within the following boundaries: Beginning at the Southeast corner of Montgomery County and running Southeastwardly along the Moore-Richmond County line to the Southernmost corner of Moore County; thence Southeastwardly, Northeastwardly and Northwestwardly around the Southern, Eastern and Northern boundaries of Hoke County so as to include all of said Hoke County to the intersection of Hoke, Moore, and Harnett Counties; thence Northeastwardly and Northwestwardly along the Northeastern boundary of Moore County to the point where Deep River first touches the Lee-Moore County line; thence

Southwestwardly in a straight line to the Southwest corner of Deep River Township, in Moore County; thence continuing Southwestwardly in a straight line to a point on the West line of Carthage Township, which is equidistant from the Northwest and Southwest corners of said township; thence Westwardly in a straight line to a point on the N. & S. R. R. midway between the Towns of Biscoe and Candor; thence due West to the Eastern boundary of Troy Township, in Montgomery County; thence South along the Eastern line of Troy Township to its Southeast corner; thence East to the Northeast corner of Cheek Creek Township; thence South along the East line of Cheek Creek Township to the South line of Montgomery County; thence Eastwardly along the Southern boundary of Montgomery County to the Southeast corner of Montgomery County, said point of beginning.

(Deleted September 22, 1986)
IN THE STATE OF NORTH CAROLINA:
All of Lincoln County, North Carolina. That portion of Gaston County, North Carolina lying within the following boundaries:
Beginning at a point, the southeast corner of Lincoln County, and running in a southwesterly direction in a straight line to the southeast corner of the present boundary line of the Town of Stanley, North Carolina, and including the Town of Stanley, North Carolina; thence west, north and east with the present boundary lines of the Town of Stanley, North Carolina to a point in the present northern boundary line of the Town of Stanley, which point is one-fourth mile west of the center line of the Seaboard Airline Railway right of way; thence northwestwardly, running parallel to and one-fourth of a mile west of the Seaboard Airline Railway (between Stanley and Lincolnton) to the southern boundary line of Lincoln County; thence in an easterly direction following said Lincoln County line to the point of beginning.
(Said points are as same existed on November 11, 1938.)

(Danville, Virginia territory — Contract April 1, 1974)
     “In the Cities of Danville, South Boston, Chase City, Va., and Leaksville, N. C, and the following territory in the State of Virginia, to wit: That part of Pittsylvania County, Virginia, that is colored green and lies East of the line indicated on the map attached hereto, marked “Schedule A” and made a part hereof; all points on the line of railroad running from, and including, the towns of Boydton and Keysville to Danville; at all points on the Norfolk & Western Ry. from South Boston, Va., to the south side of the Staunton River; all points in Charlotte County, Va.; the town of Biery in Prince Edwards County, and all other territory in the State of Virginia within fifty (50) miles of the City of Danville, Va., except all such other territory within fifty miles of Roanoke, Va., not specifically included in the above description. All points within fifty one (51) miles of Richmond, Va., are specifically excluded from this contract. The following territory in the State of North Carolina is included in this contract, to wit: Those points in the State of North Carolina lying north of a direct line beginning at a point one mile south of Price; thence in a southeastwardly direction to a point one mile south of Leaksville; thence to a point one mile south of Ruffin; thence southeastwardly to a point one mile south of Blackswell in Caswell County; thence to a point one mile south of Yanceyville (but it is understood that N. W. Miles Store, in Caswell County is not included in this contract); thence to a point one mile south of Leasburg; thence north along the Caswell-Person County line to a point one mile south of the Southern Railway (Atlantic & Danville Division) at Semora; thence parallel to and one mile south of this railroad in a northeastwardly direction to the northern boundary of Person County; thence along this county line to the Person-Granville County line; thence south along this line to a point one mile south of Holloway Mines, N.C.; thence northeastwardly to the northeast corner of Granville County. This contract does not include any point that is within 100 miles of Charlotte, N.C.”

Coca-Cola USA — List of Authorized Packaging

TYPE: REFILLABLE BOTTLES	Schedule E

						TOLERANCE
					MAJOR	MAJ.		FILL	DESIGN
BRAND	FINISH	CAPACITY	WEIGHT	HEIGHT	DIAMETER	DIAMETER	HEIGHT	POINT	NUMBER	REFERENCE
Coca-Cola	Crown	6.5 oz.	13 oz.	7.750"	2.237"	+.047-.031	± .047	1.953	7104-04	a
Coca-Cola	Crown & 28mm	10 oz.	15 oz.	9.956"	2.391"	+.062-.047	± .062	2.203	7108-03	a,c
Coca-Cola	Crown & 28mm	300 mL	11 oz.	8.267"	2.401"	+.062-.031	± .062	1.693	7109-007	a,c
Coca-Cola	Crown & 28mm	12 oz.	16 oz.	9.656"	2.580"	+.062-.047	± .062	2.203	7111-03	a,c
Coca-Cola	Crown & 28mm	500 mL	15 oz.	9.956"	2.781"	± .062	± .062	1.703	7100-R14	a,c
Coca-Cola	Crown & 28mm	16 oz.	17 oz.	11.125"	2.635"	± .062-.047	± .078	2.203	7113-03	a,c
Coca-Cola	Crown	26 oz.	26 oz.	11.703"	3.328"	± .062	± .078	2.576	7110-02	a
Coca-Cola	28mm	32 oz.	32 oz.	11.703"	3.656"	± .078-.062	± .078	2.578	7110-01	c
Coca-Cola	28mm	1 Liter	32 oz.	11.703"	3.656"	± .078-.062	± .078	2.578	7118-R31	c
Coca-Cola	38mm	1 Liter	32 oz.	11.125"	3.656"	± .078-.062	± .078	1.797	7118-35	d
Coca-Cola	28mm	36 oz.	34 oz.	12.375"	3.656"	± .062	± .094	2.203	7323-03*	c

Coca-Cola classic	Crown	6.5 oz.	13 oz.	7.750"	2.237"	+.047-.031	± .047	1.953	7104-04	a
Coca-Cola classic	Crown & 28mm	10 oz.	15 oz.	9.956"	2.391"	+.062-.047	± .062	2.203	7108-03	a,c
Coca-Cola classic	Crown & 28mm	300 mL	11 oz.	8.267"	2.401"	+.062-.031	± .062	1.693	7109-007	a,c
Coca-Cola classic	Crown & 28mm	12 oz.	16 oz.	9.656"	2.580"	+.062-.047	± .062	2.203	7111-03	a,c
Coca-Cola classic	Crown & 28mm	500 mL	15 oz.	9.956"	2.781"	± .062	± .062	1.703	7100-R14	a,c
Coca-Cola classic	Crown & 28mm	16 oz.	17 oz.	11.125"	2.635"	± .062-.047	± .078	2.203	7113-03	a,c
Coca-Cola classic	Crown	26 oz.	26 oz.	11.703"	3.328"	± .062	± .078	2.576	7110-02	a
Coca-Cola classic	28mm	32 oz.	32 oz.	11.703"	3.656"	± .078-.062	± .078	2.578	7110-01	c
Coca-Cola classic	28mm	1 Liter	32 oz.	11.703"	3.656"	± .078-.062	± .078	2.578	7118-R31	c
Coca-Cola classic	38mm	2 Liter	32 oz.	11.125"	3.656"	± .078-.062	± .078	1.797	7118-35	d
Coca-Cola classic	28mm	36 oz.	34 oz.	12.375"	3.656"	± ..062	± .094	2.203	7323-03*	c
May, 1996
* S.C. authorized only.

Coca-Cola USA — List of Authorized Packaging

TYPE: REFILLABLE BOTTLES

						TOLERANCE
					MAJOR	MAJ.		FILL	DESIGN
BRAND	FINISH	CAPACITY	WEIGHT	HEIGHT	DIAMETER	DIAMETER	HEIGHT	POINT	NUMBER	REFERENCE
C.F. Coca-Cola	Crown & 28mm	10 oz.	15 oz.	9.656"	2.391"	+.062-.047	± .062	2.203	7108-03	a,c
C.F. Coca-Cola	Crown & 28mm	300mL	11 oz.	8.267"	2.401"	+.062-.031	± .062	1.693	7109-007	a,c
C.F. Coca-Cola	Crown & 28mm	12 oz.	16 oz.	9.656"	2.580"	+.062-.047	± .062	2.203	7111-03	a,c
C.F. Coca-Cola	Crown & 28mm	500mL	15 oz.	9.656"	2.781"	+.062	± .062	1.703	7100-R14	a,c
C.F. Coca-Cola	Crown & 28mm	16 oz.	17 oz.	11.125"	2.635"	±.062-.047	± .078	2.203	7113-03	a,c
C.F. Coca-Cola	Crown	26 oz.	26 oz.	11.703"	3.328"	±.062	± .078	2.576	7110-02	a
C.F. Coca-Cola	28mm	32 oz.	32 oz.	11.703"	3.656"	±.078-.062	± .078	2.578	7110-01	c
C.F. Coca-Cola	28mm	1 Liter	32 oz.	11.703"	3.656"	±.078-.062	± .078	2.578	7118-R31	c
C.F. Coca-Cola	38mm	1 Liter	32 oz.	11.125"	3.656"	±.078-.062	± .078	1.797	7118-35	d
C.F. Coca-Cola	28mm	36 oz.	34 oz.	12.375"	3.656"	±.062	± .094	2.203	7323-03*	c

diet Coke	Crown & 28mm	10 oz.	15 oz.	9.656"	2.391"	+0.62-.047	± .062	2.203	7108-03	a,c
diet Coke	Crown & 28mm	300mL	11 oz.	8.267"	2.401"	+.062-.031	± .062	1.693	7109-007	a,c
diet Coke	Crown & 28mm	12 oz.	16 oz.	9.656"	2.580"	+.062-.047	± .062	2.203	7111-03	a,c
diet Coke	Crown & 28mm	500mL	15 oz.	9.656"	2.781"	+.062	± .062	1.703	7100-R14	a,c
diet Coke	Crown & 28mm	16 oz.	17 oz.	11.125"	2.635"	±.062-.047	± .078	2.203	7113-03	a,c
diet Coke	28mm	32 oz.	32 oz.	11.703"	3.656"	±.078-.062	± .078	2.570	7110-01	c
diet Coke	28mm	1 Liter	32 oz.	11.703"	3.656"	±.078-.062	± .078	2.570	7118-R31	c
diet Coke	38mm	1 Liter	32 oz.	11.125"	3.656"	±.078-.062	± .078	1.797	7118-35	d
diet Coke	Crown	26 oz.	26 oz.	11.703"	3.359"	±.062	± .078	2.562	17001	a
diet Coke	28mm	36 oz.	34 oz.	12.375"	3.656"	±.062	± .094	2.203	7323-03*	c
* S.C. authorized only.

Coca-Cola USA- List of Authorized Packaging
TYPE: REFILLABLE BOTTLES

						TOLERANCE
					MAJOR	MAJ.		FILL	DESIGN
BRAND	FINISH	CAPACITY	WEIGHT	HEIGHT	DIAMETER	DIAMETER	HEIGHT	POINT	NUMBER	REFERENCE
C F diet Coke	Crown & 28mm	10 oz.	15 oz.	9.956"	2.391"	+ .062-.047	± .062	2.203	7108-03	a,c
C F diet Coke	Crown & 28mm	300 mL	11 oz.	8.267"	2.401"	+ .062-.031	± .062	1.693	7109-007	a,c
C F diet Coke	Crown & 28mm	12 oz.	16 oz.	9.656"	2.580"	+ .062-.047	± .062	2.203	7111-03	a,c
C F diet Coke	Crown & 28mm	500 mL	15 oz.	9.956"	2.781"	± .062	± .062	1.703	7100-R14	a,c
C F diet Coke	Crown & 28mm	16 oz	17 oz.	11.125"	2.635"	± .062-.047	± .078	2.203	7113-03	a,c
C F diet Coke	28mm	32 oz.	32 oz.	11.703"	3.656"	± .078-.062	± .078	2.578	7110-01	c
C F diet Coke	28mm	1 Liter	32 oz.	11.703"	3.656"	± .078-.062	± .078	2.578	7118-R31	c
C F diet Coke	38mm	1 Liter	32 oz.	11.125"	3.656"	± .078-.062	± .078	1.797	7118-35	d
C F diet Coke	Crown	26 oz.	26 oz.	11.703"	3.359"	± .062	± .078	2.562	17001	a
C F diet Coke	28mm	36 oz.	34 oz.	12.375"	3.656"	± .062	± .094	2.203	7323-03*	c

Cherry Coke	Crown & 28mm	10 oz.	15 oz	9.956"	2.391"	+ .062-.047	± .062	2.203	7108-03	a,c
Cherry Coke	Crown & 28mm	300 mL.	11 oz.	8.267"	2.401"	+ .062-.031	± .062	1.693	7109-007	a,c
Cherry Coke	Crown & 28mm	12 oz.	16 oz.	9.656"	2.580"	+ .062-.047	± .062	2.203	7111-03	a,c
Cherry Coke	Crown & 28mm	500 mL	15 oz.	9.956"	2.781"	± .062	± .062	1.703	7100-R14	a,c
Cherry Coke	Crown & 28mm	16 oz	17 oz.	11.125"	2.635"	± .062-.047	± .078	2.203	7113-03	a,c
Cherry Coke	28mm	32 oz.	32 oz.	11.703"	3.656"	± .078-.062	± .078	2.578	7110-01	c
Cherry Coke	28mm	1 Liter	32 oz.	11.703"	3.656"	± .078-.062	± .078	2.578	7118-R31	c
Cherry Coke	38mm	1 Liter	32 oz.	11.125"	3.656"	± .078-.062	± .078	1.797	7118-35	d
Cherry Coke	Crown	26 oz	26 oz.	11.703"	3.359"	± .062	± .078	2.562	17001	a
Cherry Coke	28mm	36 oz	34 oz.	12.375"	3.656"	± .062	± .094	2.203	7323-03*	c

diet Cherry Coke	Crown & 28mm	10 oz.	15 oz.	9.956"	2.391"	+ .062-.047	± .062	2.203	7108-03	a,c
diet Cherry Coke	Crown & 28mm	300 mL.	11 oz.	8.267"	2.401"	+ .062-.031	± .062	1.693	7109-007	a,c
diet Cherry Coke	Crown & 28mm	12 oz.	16 oz.	9.656"	2.580"	+ .062-.047	± .062	2.203	7111-03	a,c
diet Cherry Coke	Crown & 28mm	500 mL.	15 oz.	9.956"	2.781"	± .062	± .062	1.703	7100-R14	a,c
diet Cherry Coke	Crown & 28mm	16 oz.	17 oz.	11.125"	2.635"	± .062-.047	± .078	2.203	7113-03	a,c
diet Cherry Coke	28mm	32 oz.	32 oz.	11.703"	3.656"	± .078-.062	± .078	2.578	7110-01	c
diet Cherry Coke	28mm	1 Liter	32 oz.	11.703"	3.656"	± .078-.062	± .078	2.578	7118-R31	c
diet Cherry Coke	38mm	1 Liter	32 oz.	11.125"	3.656"	± .078-.062	± .078	1.797	7118-35	d
diet Cherry Coke	Crown	26 oz.	26 oz.	11.703"	3.359"	± .062	± .078	2.562	17001	a
diet Cherry Coke	28mm	36 oz.	34 oz.	12.376"	3.656"	± .062	± .094	2.203	7323-03*	c
* S.C. authorized only.

Coca-Cola USA — List of Authorized Packaging
TYPE: REFILLABLE BOTTLES

						TOLERANCE
					MAJOR	MAJ.		FILL	DESIGN
BRAND	FINISH	CAPACITY	WEIGHT	HEIGHT	DIAMETER	DIAMETER	HEIGHT	POINT	NUMBER	REFERENCE
TAB	Crown	7 oz.	13 oz.	7.750"	2.328"	+ .047- .031	± .047	1.953	7216-01	a
TAB	Crown & 28mm	10 oz.	15 oz.	9.956"	2.360"	+ .047- .031	+ .062	2.203	7218-02	a, c
TAB	Crown & 28mm	16 oz.	17 oz.	11.125"	2.635"	+ .062- .047	± .078	2.203	7220-02	a, c
TAB	Crown & 28mm	500 mL	15 oz.	9.956"	2.781"	± .062	±.062	1.703	7291-003	a, c
TAB	28mm	32 oz.	32 oz.	11.703"	3.656"	+ .078- .062	±.078	2.578	7288-02	c
TAB	28mm	1 Liter	32 oz.	11.703"	3.656"	+ .078- .062	±.078	2.578	7222-006	c
TAB	38mm	1 Liter	32 oz.	11.125"	3.656"	+ .078- .062	±.078	1.797	7222-04	d
TAB	28mm	36 oz.	34 oz.	12.375"	3.656"	± .062	±.094	2.203	7369-1*	c

CF TAB	Crown & 28mm	10 oz	15 oz	9.956"	2.360"	+ .047- .031	±.062	2.203	7218-02	a, c
CF TAB	Crown & 28mm	16 oz	17 oz.	11.125"	2.635"	+ .062- .047	±.078	2.203	7220-02	a, c
CF TAB	Crown & 28mm	500 mL	15 oz	9.956"	2.781"	±.062	±.062	1.703	7291-003	a, c
CF. TAB	28mm	32 oz.	32 oz.	11.703"	3.656"	+.078- .062	±.078	2.578	7288-02	c
CF TAB	28mm	1 Liter	32 oz.	11.703"	3.656"	+.078- .062	±.078	2.578	7222-006	c
CF TAB	38mm	1 Liter	32 oz.	11.125"	3.656"	+.078- .062	±.078	1.797	7222-04	d

Sprite	Crown	7 oz	13 oz.	7.750"	2.344"	+ .047- .031	±.047	1.953	7119-04	a
Sprite	Crown & 28mm	10 oz	15 oz.	9.656"	2.355"	+ .047- .031	±.062	2 203	7203-02	a, c
Sprite	Crown & 28mm	16 oz	18 oz.	11.125"	2.635"	+ .062- .047	±.078	2.203	7207-04	a, c
Sprite	Crown & 28mm	500 mL	15 oz.	9.656"	2.781"	± .062	±.062	1.703	7270-06	a, c
Sprite	28mm	32 oz.	32 oz.	11.703"	3.656"	+ .078- .062	± .078	2.578	7293-01	a
Sprite	28mm	32 oz	32 oz.	11.703"	3.656"	+ .078- .062	±.078	2.578	7293-002	c
Sprite	28mm	1 Liter	32 oz.	11.703"	3.656"	+ .078- .062	±.078	2 578	7103-014	c
Sprite	38mm	1 Liter	32 oz.	11.125"	3.656"	+ .078- .062	±.078	1.797	7103-11	d

diet Sprite	Crown & 28mm	10 oz	15 oz.	9.656"	2.355"	+ .047- .031	±.062	2.203	7203-02	a, c
diet Sprite	Crown & 28mm	16 oz	18 oz.	11.125"	2.635"	+ .062- .047	±.078	2.203	7207-04	a, c
diet Sprite	Crown & 28mm	500 mL	15 oz.	9.656"	2.781"	±.062	±.062	1.703	7270-06	a, c
diet Sprite	28mm	32 oz.	32 oz.	11.703"	3.656"	+ .078- .062	±.078	2.578	7293-002	c
diet Sprite	38mm	1 Liter	32 oz.	11.125"	3.656"	+ .078- .062	±.078	1.797	7103-11	d
* S.C. authorized only.

Coca — Cola USA — List of Authorized Packaging
TYPE REFILLABLE BOTTLES

						TOLERANCE
					MAJOR	MAJ.		FILL	DESIGN
BRAND	FINISH	CAPACITY	WEIGHT	HEIGHT	DIAMETER	DIAMETER	HEIGHT	POINT	NUMBER	REFERENCE
Mr PIBB	Crown & 28mm	10 oz.	15 oz.	9.656"	2.323"	+. 047- .031	± .062	2.203	7167-02	a,c
Mr PIBB	Crown & 28mm	15 oz.	17 oz.	11.125"	2.534"	+ .062-.047	± .078	2.203	7340-01	a,c
Mr PIBB	Crown & 28mm	500 mL.	15 oz.	9.656"	2.781"	± .062	± .062	1.703	7454-001	a,c
Mr PIBB	28mm	32 oz.	32 oz.	11.703"	3.656"	+ .078-.062	± .078	2.578	7292-02	c
Mr PIBB	28mm	1.Liter	32 oz.	11.703"	3.656"	+ .078-.062	± .078	2.578	7169-13	c,ACL
Mr PIBB	38mm	1.Liter	32 oz.	11.125"	3.656"	+ .078-.062	± .078	1.797	7169-10	d

Mello Yello	Crown & 28mm	10 oz.	15 oz.	9.656"	2.323"	+ .047-.031	± .062	2.203	7167-02	a,c
Mello Yello	Crown & 28mm	15 oz.	17 oz.	11.125"	2.534"	+ .062-.047	± .078	2.203	7340-01	a,c
Mello Yello	Crown & 28mm	500 mL.	15 oz.	9.656"	2.781"	± .062	± .062	1.703	7454-001	a,c
Mello Yello	28mm	32 oz.	32 oz.	11.703"	3.656"	+ .078-.062	± .078	2.578	7292-02	c
Mello Yello	38mm	1.Liter	32 oz.	11.125"	3.656"	+ .078-.062	± .078	1.797	7169-10	d

Ramblin’	Crown & 28mm	10 oz.	15 oz.	9.656"	2.323"	+ .047-.031	± .062	2.203	7167-02	a,c
Ramblin’	Crown & 28mm	16 oz.	17 oz.	11.125"	2.534"	+ .062-.047	± .078	2.203	7340-01	a,c
Ramblin’	Crown & 28mm	500 mL.	15 oz.	9.656"	2.781"	± .062	± .062	1.703	7454-001	a,c
Ramblin’	28mm	32 oz.	32 oz.	11.703"	3.656"	+ .078-.062	± .078	2.578	7292-02	c
Ramblin’	38mm	1.Liter	32 oz.	11.125"	3.656"	+ .078-.062	± .078	1.797	7169-10	d

Fresca	Crown	7 oz.	13 oz.	7.750"	2.328"	+ .047-.031	± .047	1.953	7146-01	a
Fresca	Crown & 28mm	10 oz.	15 oz.	9.656"	2.390"	+ .062-.047	± .062	2.203	7149-03	a,c
Fresca	Crown & 28mm	16 oz.	18 oz.	11.125"	2.641"	+ .062-.047	± .078	2.203	7151-01	a,c
Fresca	Crown & 28mm	500 mL	15 oz.	9.656"	2.781"	± .062	± .062	1.703	7330-003	a,c
Fresca	28mm	32 oz.	32 oz.	11.703"	3.656"	+ .078-.062	± .078	2.578	7286-01	c
Fresca	38mm	1.Liter	32 oz.	11.125"	3.656"	+ .078-.062	± .078	1.797	7157-10	d

Fanta	Crown	7 oz.	14 oz.	7.750"	2.345"	+ .047-.031	± .047	1.953	7126-01	a
Fanta	Crown & 28mm	10 oz.	15 oz.	9.656"	2.360"	+ .047-.031	±.062	2.203	7131-03	a,c
Fanta	Crown & 28mm	16 oz.	17 oz.	11.125"	2.563"	+ .062-.047	± .078	2.203	7135-01	a,c
Fanta	Crown & 28mm	500 mL.	15 oz.	9.656"	2.781"	± .062	± .062	1.703	7460-001	a,c,c
Fanta	Crown & 28mm	500 mL.	15 oz.	9.656"	2.781"	± .062	± .062	1.703	7454-001	a,c
Fanta	28mm	32 oz.	32 oz.	11. 703"	3.656"	+ .078-.062	± .078	2.578	7287-02	c
Fanta	38mm	1.Liter	32 oz.	11.125"	3.656"	+ .078-.062	± .078	1.797	7143-14	d

Coca-Cola USA — List of Authorized Packaging
TYPE REFILLABLE BOTTLES

						TOLERANCE
					MAJOR	MAJ.		FILL	DESIGN
BRAND	FINISH	CAPACITY	WEIGHT	HEIGHT	DIAMETER	DIAMETER	HEIGHT	POINT	NUMBER	REFERENCE
Minute Maid	Crown & 28mm	10oz	15 oz.	9.656"	2.323"	+.047-.031	±.062	2.203	7167-02	a, c
Minute Maid	Crown & 28mm	16oz	18 oz.	11.125"	2.641"	+.062-.047	±.078	2.203	7151-01	a, c
Minute Maid	Crown & 28mm	500ml	15 oz.	9.656"	2.781"	±.062	±.062	1.703	7330-003	a, c

Generic	Crown & 28mm	300 ml	11 oz.	8.268"	2.401"	+.062-.047	±.062	1.693	7464-002	a, c, e
Generic	Crown & 28mm	500 ml	15 oz.	9.556"	2.781"	±.062	±.062	1.703	7454-01	a, c, e
Generic	Crown & 28mm	500 ml	15 oz.	9.556"	2.781"	±.062	±.062	1.703	7460-001	a, c, e
Generic	28mm	32 oz	32 oz.	11.703"	3.656"	+.078-.062	±.078	2.578	7292-02	c, e
Generic	38mm	1 Liter	32 oz.	11.125"	3.656"	+.078-.062	±.078	1.797	7169-12	c, e
Generic	38mm	2 Liter	52 oz.	12.875"	4.656"	±.079	±.094	2.578	7383-02	d, f
For Brand(s) Coca-Cola, Coca-Cola classic, cf Coca-Cola, cf Coca classic, diet Coke, cf diet Coke, cherry Coke, diet Cherry Coke

					Major	Tolerance	Tolerance		Design
Material	Finish	Capacity	Weight	Height	Diameter	Diameter	Height	Fill Point	Number	Reference
Pre Labeled	crown	8 oz.	7.93 oz.	7.578"	2.317"	±.047	±.031	1.953"	B-89158	a, I
ACL	crown	8 oz.	7.93 oz.	7.578"	2.317"	±.047	±.031	1.953"	7236026	a, I
Pre Labeled	28mm	16 oz	9.08oz.	8.281"	2.827"	±.047	±.031	1.797"	B-89149-GC	b, I
TYPE CROWNS/CLOSURES

TOLERANCE
ITEM	MATERIAL	DIAMETER	HEIGHT	DIAMETER	HEIGHT
Crowns	Tin-free steel or Tinplate	(OD) 1.262"	.235"	± .008"	± .008"

Metal Closures	Aluminum	38 mm (ID)1.495"	0.692"	.008"/-0.002	± .007"

Plastic Closures	Polypropylene	28 mm(OD) 1.166"	0.708"	± .010"	± .015"
(Ethyl 1716)		38 mm (OD) 1.570"	0.890"	± .009"	± .010"
		38 mm (OD) 1.585"	0.863"	± .010"	± .010"

Coca - Cola USA — List of Authorized Packaging
TYPE. CANS

MATERIAL	CAPACITY	NOMENCLATURE	REFERENCE
ALUMINUM	8 oz (236 ml)	206/211x 307, 2-pc.	f
ALUMINUM	12 oz (354 ml)	206/211x 413, Quad necked-in, 2-pc.	f
ALUMINUM	16 oz (473 ml)	206/211x 603, 2-pc Spinneck	f
ALUMINUM	12 oz (354 ml)	206/211x 413, 2-pc. Spinneck	f
ALUMINUM	12 oz (354 ml)	202/211x 413, 2-pc. Spinneck	f
STEEL	12 oz (354 ml)	206/211x 413, 2-pc. Spinneck	f
TYPE PRODUCT CONTAINERS

MATERIAL	CAPACITY	TYPE CONTAINER
Stainless Steel	4.75 gal	Model A, Pre-Mix
Stainless Steel	4.75 gal	Model E, Pre-Mix
Stainless Steel	4.75 gal	Model R, Pre-Mix
TYPE SECONDARY PACKAGING

ITEM	MATERIAL	PRIMARY PACKAGE	CONFIGURATION
Paperboard Wrap	Paperboard	12 oz. Cans	3x4
	Paperboard	12 oz Cans	3x5
	Paperboard	12 oz Cans	3x6
	Paperboard	12 oz. Cans	4x6
	Paperboard	12 oz Cans	3x4x2

Contour-Pak	Polyethylene	16 oz S/W PET	2X3 or 2x4
		20 oz S/W PET	2x3
		10 oz Pre-Labeled Glass	2x3
		16 Oz. Pre-Labeled Glass	2x3
		1-Liter S/W PET	2x3

Coca-Cola USA — List of Authorized Packaging
TYPE. SECONDARY PACKAGING

ITEM	MATERIAL	PRIMARY PACKAGING	CONFIGURATION	REFERENCE
Shrink Wrap	Polyethylene	20 oz. PET Proprietary and S/W	2x3
		16 oz Glass	2x3
		20 oz. Glass	2x3

Basket Wraps	Paperboard	20 oz S/W PET	2x3	i
		20 oz. Proprietary PET	2x3
Basket Carriers	Paperboard	20 oz S/W PET	2x3	i
20 oz. Proprietary PET

		8 oz Glass	2x3	i

Hi-Cone	Polyethylene	16 oz. S/W PET	2x3 or 2x4
		20 oz. S/W PET	2x3 or 2x4
		12 oz. Cans	2x3 or 2x4
References

(a)	“Crown” denotes the 26 mm Crown Finish (GPI 600 Finish-Refillables/GPI 665 Finish-Non-Refillables)

(b)	“28 mm” denotes the 28 mm ROPP Threaded Glass Finish (GPI 1650 Finish-Refillable and NON-Refillable).

(c)	Denotes finish designed to accomodate Plastic Closure only, Alcoa, 969-1810-000.

(d)	“38 mm” denotes the 38 mm ROPP Threaded Glass Finish (GPI 1650)

(d p1)	denotes the 38 mm ROPP PET finish, Alcoa 969-1690-001

(e)	Authorized for use with Allied Products only when decorated with ACL, paper or foil labels according to specification issued by the Coca-Cola Company.

(f)	Authorized for use with all Products only when decorated according to specifications issued by The Coca-Cola Company.

(g)	Design variations at different weights have been authorized on a manufacturing plant basis only.

(i)	Authorized only for Coca-Cola Brands

(j)	Authorized only for brand Sprite

(•)	CT refers to contour package, PS refers to propritary Sprite package

•	S C authorized only

HOME MARKET AMENDMENT
Master Bottle Contract
     THIS HOME MARKET AMENDMENT (“Home Market Amendment”) is made and entered into by and between The Coca-Cola Company (“Company”), through its Coca-Cola USA Division, and

LYBC, Inc.

Lynchburg, Virginia	(“Bottler”);

     Company and Bottler are presently parties to the MASTER BOTTLE CONTRACT effective as of 10-29-99 (the “Master Bottle Contract”). This Home Market Amendment provides for the sale of the Beverages in syrup form for use and consumption in the “Home Market” (as such term is hereinafter defined).
     NOW, THEREFORE, for and in consideration of the mutual benefits and promises from one to the other, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows, all of which shall constitute an amendment to the Master Bottle Contract.
     1. Definitions. As used in this Home Market Amendment, (i) capitalized terms which are defined in the Master Bottle Contract shall have the meanings ascribed to them in the Master Bottle Contract, and (ii) the following terms shall have the indicated meanings:
     1.1. Home Market Syrup. “Home Market Syrup” shall mean any kind of syrup for any Beverage that is sold or distributed in syrup form by any person for use and consumption in the Home Market.
     1.2. Home Market. “Home Market” shall mean with respect to the Territory (i) residences, i.e., the places where people reside such as single family dwellings, condominiums, apartment houses and cooperative housing complexes, and (ii) the nonpublic areas within residences specifically excluding any restaurants, cafeterias, similar food service outlets and any other retail outlets located therein.
     1.3. Total Bottler Syrup Gallons. “Total Bottler Syrup Gallons” shall mean, with respect to any time period, the total number of gallons of Home Market Syrup and Syrup (including equivalent gallons of beverage base and concentrate) to produce Beverages for distribution and sale in Authorized Containers purchased by the Bottler for its own account.

     1.4. Unauthorized Home Market Syrup. “Unauthorized Home Market Syrup” shall mean Home Market Syrup which is sold in the Territory by any person other than through Bottler or any entity affiliated with Bottler.
     1.5. Fountain Home Delivery Syrup. “Fountain Home Delivery Syrup” shall mean equivalent gallons of syrup for any Beverage which has been used by anyone other than through Bottler or an entity affiliated with Bottler to produce a finished Beverage which was sold and delivered to the Home Market in the Territory by the vendor of such Beverage.
     1.6. Weighted Average Fountain Concentrate Price, “Weighted Average Fountain Concentrate Price” shall mean a price calculated in the following manner:
(a)	With respect to each Beverage, multiply (A) the number of gallons of fountain syrup (and equivalent gallons of concentrate and beverage base to produce fountain syrup) sold by the Company during such calendar quarter by (B) the lowest fountain concentrate price published by the Company for fountain wholesalers effective during such quarter (net of all discounts, allowances, fees and other generally available adjustments, except volume discounts);

(b)	Add together all of the arithmetic products of the foregoing computations;

(c)	Divide the foregoing sum by the total number of gallons of fountain syrup (and equivalent gallons of concentrate and beverage base to produce fountain syrup) for all Beverages sold by the Company during such quarter.
     1.7. Independent First Line Master Bottler. “Independent First Line Master Bottler” shall mean any business entity having contracts with the Company substantially similar to the Master Bottle Contract and this Home Market Amendment covering a geographic territory within the United States of America, if a majority of the voting securities of such business entity is not owned directly or indirectly by the Company,
     2. General Statement of Relationship; Home Market Syrup. Home Market Syrup for each of the Beverages listed on Schedule A to the Master Bottle Contract (as Schedule A may be modified from time to time under the Master Bottle Contract) shall be deemed to be a Beverage and a Syrup covered by all of the terms and conditions of the Master Bottle Contract; and Bottler shall have the sole, exclusive and perpetual right and license in Bottler’s Territory to supply the Home Market with Home Market Syrup, subject to all of the provisions of the Master Bottle Contract.
     No other party shall be authorized by Company to sell and deliver any beverage marketed under the Coca-Cola or Coke trademarks with or without modification produced in any form that may hereafter be developed into the Home Market in the Territory unless Company shall have first offered such authorization to Bottler on terms and conditions which are equivalent in every

2

material respect to those which may be offered to such other party. For purposes of this Paragraph, beverages shall include syrups, concentrates, beverage bases and other materials used to produce beverages but shall not include finished beverages purchased at retail from fountain accounts. The terms and conditions offered to Bottler may be different from or additional to but not inconsistent with the terms and conditions of the Master Bottle Contract. Bottler shall have 75 days after receipt of Company’s proposal to accept the authorizations included therein by giving Company notice of such acceptance. If Bottler does not give Company timely notice of Bottler’s acceptance of such authorizations and the terms and conditions thereof, then Company shall have the right to authorize others to sell and deliver such beverages in such new form in the Territory on the same terms as offered to Bottler.
     2.4. Reservation of Rights. This Home Market Amendment defines the rights and obligations of the parties only with respect to the matters specifically set forth herein. This Home Market Amendment shall not by implication amend or change any rights or obligations of the parties under the Master Bottle Contract. Except as expressly amended by this Home Market Amendment, the Master Bottle Contract defines the rights and obligations of the parties with respect to the manufacture, packaging and distribution of the Beverages under the Trademarks in Authorized Containers for sale in the Territory, and said Master Bottle Contract shall remain in full force and effect in accordance with its terms.
     3. Covenants. The Company and Bottler shall cooperate with each other in carrying out the covenants contained in this Paragraph 3. Nothing contained in Paragraph 4 of the Master Bottle Contract shall be deemed to be inconsistent with the specific provisions of this Paragraph 3.
     3.1. Unauthorized Bottling. The Company shall take all actions which are commercially reasonable and legally permissible to prohibit the manufacture and sale of any beverage marketed under the Coca-Cola or Coke trademarks with or without modification in Authorized Containers in the Territory by anyone other than through Bottler, except to the extent that such manufacture and sale may in the future be permitted under any of the provisions of Article VIII of the Master Bottle Contract.
     3.2. Sales of Home Market Syrup. The Company shall take all actions which are commercially reasonable and legally permissible to prohibit the sale of Home Market Syrup in the Territory by anyone other than through Bottler and any entity affiliated with Bottler, except to the extent that such sale may in the future be permitted under the Master Bottle Contract and this Home Market Amendment.
     3.3. Unauthorized Fountain Sales. Bottler shall take all actions commercially reasonable and legally permissible to prohibit the distribution and sale of any Syrup purchased hereunder to fountain wholesalers or to fountain accounts.

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          3.4. Home Delivery. Company will not actively encourage and promote home delivery of fountain products; provided, however, that nothing herein shall restrict Company from taking appropriate action if Company reasonably determines that such activity is necessary because of activity by its competitors, or in order to service its customers.
     4. Royalty Payments.
     4.1. General Provision. If a commercially significant amount of Unauthorized Home Market Syrup plus Fountain Home Delivery Syrup is sold in the Territory, Company shall pay Bottler a royalty amount determined under this Paragraph 4.
     4.2. Commercially Significant Amount; Royalty Rate. The parties agree that a “Commercially Significant Amount” of Unauthorized Home Market Syrup plus Fountain Home Delivery Syrup is being sold in the Territory (such combined amount being referred to herein as “Total Royalty Gallons”) if such Total Royalty Gallons exceed 3% of the Total Bottler Syrup Gallons. If in any calendar quarter, the Total Royalty Gallons exceed 3% of the Total Bottler Syrup Gallons, the Company shall make the royalty payments provided for in this Paragraph 4 to Bottler. Subject to the further provisions of this Paragraph 4, the amount of such royalty (the “Royalty Amount”) shall be 40% of the Weighted Average Fountain Concentrate Price with respect to each Total Royalty Gallon that is reasonably estimated, as provided below, to have been sold in the Territory during the preceding calendar quarter.
     4.3. Determination of Total Royalty Gallons. The determination of Total Royalty Gallons shall be made in accordance with the methodology (“Royalty Study”) set forth in Attachment A hereto. Bottler shall have the. right to demand that a Royalty Study be performed with “respect to any calendar quarter for which Bottler contends that a Commercially Significant Amount of Total Royalty Gallons was sold in the Territory. Bottler’s demand must be made, if at all, by delivering written notice to the Company within 15 days after the close of the calendar quarter. If the Royalty Study determines that a Commercially Significant Amount of Total Royalty Gallons was sold in the Territory during the calendar quarter, the Company shall owe Bottler the Royalty Amount based upon the Total Royalty Gallons determined pursuant to the Royalty Study. The same Royalty Amount shall continue to be paid quarterly by the Company for each calendar quarter following a Royalty Study that determines that a Commercially Significant Amount of Total Royalty Gallons has been sold in the Territory, unless and until a subsequent Royalty Study determines a different amount of Total Royalty Gallons has been sold in the Territory in any quarter. The Company’s obligation to continue to pay the Royalty Amount shall cease when and if a subsequent Royalty Study determines that less than a Commercially Significant Amount of Total Royalty Gallons has been sold in the Territory in any quarter. The Company shall have the right to demand that a Royalty Study be performed with respect to any calendar quarter for which the Company would otherwise be obligated to pay a Royalty Amount pursuant to a Royalty Study performed in a prior quarter. The following rules shall apply to the performance of any Royalty Study and to the payment of any Royalty Amount:

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(a)	Only one Royalty Study shall be performed with respect to any quarter;

(b)	The person that performs the Royalty Study shall be mutually agreeable to the Bottler and the Company;

(c)	The costs and expenses incurred with respect to a Royalty Study (including the fees of the person performing the study) shall be paid by the Company if the Royalty Study determines that a Commercially Significant Amount of Total Royalty Gallons was sold in the Territory during the quarter In question, but such costs and expenses shall be paid by the Bottler for any Royalty Study that determines that the Total Royalty Gallons were less than a Commercially Significant Amount.

(d)	The Company shall pay the Royalty Amount, if any, due with respect to any calendar quarter not later than 15 days after the completion of a Royalty Study that establishes the Total Royalty Gallons upon which the Royalty Amount is based, or if no Royalty Study has been demanded for the quarter In question, not later than 30 days after the end of that quarter. The Company’s payment of any Royalty Amount that may become due shall be accompanied by a certificate executed by the Chief Financial Officer of Coca-Cola USA certifying that the Royalty Amount has been computed in accordance with the Royalty Study and this Paragraph 4; and

(e)	The Company shall never owe any Royalty Amount unless Total Royalty Gallons exceed a Commercially Significant Amount. For any quarter in which Total Royalty Gallons exceed a Commercially Significant Amount, the Company shall pay Royalty Amount based upon the entire amount of Total Royalty Gallons.
     4.4. Exceptions to Royalty Payments. The Company shall not be obligated to make any payments of the Royalty Amount if:
(a)	Bottler shall cease being the exclusive seller of Home Market Syrup in the Territory, or

(b)	The exclusivity granted to Bottler pursuant to this Home Market Amendment is finally determined not to be legally enforceable.
     4.5. National Maximum Royalty. In no event shall the Company be obligated to make royalty payments to all Independent First Line Master Bottlers with respect to gallons of syrup in excess of 5% of the Total Bottler Syrup Gallons purchased by all such Independent First Line Master Bottlers for their own account. If such payment maximum is reached, (i) the Company shall continue to make royalty payments based on the number of Total Royalty Gallons, not to exceed 5% of Total Bottler Syrup Gallons purchased by all Independent First Line Master Bottlers in each quarter, such payments being allocated among Independent First Line Master Bottlers in proportion to the respective amounts of Total Royalty Gallons sold in their territories during the most recent quarter for so long as the number of Total Royalty Gallons exceeds such 5% maximum, and (ii) the Company and Bottler shall negotiate in good faith concerning a

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new agreement on this subject based upon the then existing facts and conditions. In the event that the Independent First Line Master Bottlers who purchased for their own account eighty percent (80%) or more of all Total Bottler Syrup Gallons purchased for their own account by all Independent First Line Master Bottlers agree with the Company to amend the provisions of this Paragraph 4 to reflect a new arrangement based upon the then existing facts and conditions, then Bottler hereby agrees to include such amendment in this Home Market Amendment. The Total Bottler Syrup Gallons purchased by such Independent First Line Master Bottlers shall be determined based on the most recently-ended calendar year prior to the date such amendment was first offered to bottlers.
     4.6. Exclusive Remedy. The royalty payments to be made pursuant to this Paragraph 4 shall be Bottler’s sole and exclusive remedy for any breach of the provisions of Paragraphs 3.2 and 3.4 of this Home Market Amendment by the Company.
     5. Packages.
     5.1. Authorized Containers for Home Market Syrup. The Company will, from time to time, in its discretion, approve containers of certain types, sizes, shapes and other distinguishing characteristics for the packaging of Home Market Syrup. Such containers approved by the Company for Home Market Syrup will be separately identified on the list of Authorized Containers provided by the Company to the Bottler under Paragraph 2 of the Master Bottle Contract and shall be deemed to be Authorized Containers under the Master Bottler Contract, except that Bottler shall be authorized to fill such containers only with Home Market Syrup.
     6. Performance: Home Market Syrup.
     6.1. Standard. The Bottler shall be free to determine how to supply the demand for soft drink beverages in its territory, including the demand created by making Home Market Syrup available, so long as the obligations of the Bottler relating to the marketing of the Beverages, financial capacity and planning are satisfied in accordance with Article VI of the Master Bottle Contract.
6.1.1.	Bottler also agrees to cooperate in good faith with the Company in programs designed to service the needs of customers whose operations are located in more than one bottler territory. The intent of this provision is to ensure reasonable levels of program consistency while recognizing Bottler’s right to set prices and terms to its customers.

6.1.2.	Bottler shall invest in plant and equipment, and keep such plant and equipment in a condition to meet satisfactorily the demand for Home Market Syrup in the Territory, and shall increase such investment as the demand for Home Market Syrup may require, all in accordance with

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the obligations of the Bottler under Article IV of the Master Bottle Contract.
     7. No Third Party Beneficiary. No person, firm or other entity shall be a third party beneficiary of this Home Market Amendment.
     8. Effectiveness. This Home Market Amendment will become effective upon execution by Bottler and the Company.
     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Home Market Amendment on this 29th day of October 1999.

THE COCA-COLA COMPANY Coca-Cola USA Division
By:	/s/ W. Thomas Haynes
Title: General Counsel

LYBC, Inc. Bottler
By:	/s/ Umesh Kasbekar
Title: Vice President

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ATTACHMENT A
Royalty Study
Methodology
1.	A representative panel of no less than 300 households and no more than 500 households that purchase soft drinks for use at home will be selected within the Territory.

2.	Data collected from these households will include:
-	Soft drink brands purchased

-	Soft drink package sizes purchased

-	Soft drink package types purchased

-	Locations of soft drink purchases including home delivery of fountain products

-	Quantity of soft drinks purchased

-	Demographics
3.	At least six weeks will be necessary for study completion. This consists of approximately two weeks to assemble the panel, two weeks for data collection, one week for tabulation and one week for analysis.

4.	Households will record the sources from which soft drinks enter the home and the amount of volume purchased from each source. This will provide a measure of total soft drink purchases for use at home. Package and source of purchase data will be used to quantify the components of syrup volume identifiable as: (i) Unauthorized Home Market Syrup and Fountain Home Delivery Syrup (the combined amount being “Total Royalty Gallons”); and (ii) Total Bottler Syrup Gallons as defined in Paragraph 1.3.

5.	To conclude that Total Royalty Gallons is greater than three percent (3%) of Total Bottler Syrup Gallons, the data must demonstrate that Total Royalty Gallons exceeds three percent (3%) of Total Bottler Syrup Gallons at the .95 level of statistical significance.

6.	The Royalty Study will be conducted by an independent market research firm that is agreeable to the Bottler and the Company. The Company shall propose a market research firm to conduct the Royalty Study, subject to the approval of the Bottler.
Attachment A-1